Exhibit 10.5

LEASE AGREEMENT

between

ECI MONTAGUE LLC

as “Landlord”

and

DITECH NETWORKS, INC.

as “Tenant”

Standard Montague Square Lease Form

i

INDEX OF DEFINED TERMS

Abated Base Rent	6
Accelerated Expiration Date	Exhibit D
Additional Cost	Exhibit B
Additional Rent	9
Affiliate	29
Alterations	14
Approved Space Plan	Exhibit B
Award	25
Base Rent	5
Base Rent Abatement Period	6
Broker	38
Building	4
Building Rules	37
Building Systems	11
Business Days	18
Business Hours	18
Changes	Exhibit B
Claims	20
Commencement Date	4
Common Areas	4
Condemnation	25
Condemnor	25
Conditional Termination Notice	24
Construction Documents	Exhibit B
Construction Rider - Landlord Improvements	4
Contractor	Exhibit B
Control	29
Controls	17
Cost Pools	7
Date of Condemnation	25
Early Access	5
Encumbrance	34
Environmental Losses	12
Environmental Requirements	12
Event of Default	30
Expiration Date	4
Expiration Fee	Exhibit D
Expiration Notice	Exhibit D
Expiration Option	Exhibit D
Fees	36
Final Construction Documents	Exhibit B
Furniture	Exhibit D
Handled by Tenant	12
Handling by Tenant	12
Hazardous Materials	12
HVAC System	11
Improvement Allowance	Exhibit B
Insurance Requirements	Exhibit B
Interest Rate	32
Interior Common Areas	Exhibit C
Land	4
Landlord	4
Landlord Improvements	14, Exhibit B
Landlord Parties	13
Landlord Retention	Exhibit B
Laws	6
Lease	4
Monument	Exhibit D
Mortgagee	34
Non-Structural Component	17
Operating Costs	6
Parking Facility	4
Permits	Exhibit B
Permitted Hazardous Materials	12
Permitted Transfer	29
Permitted Transferee	29
Premises	4
Premises Utilities	18
Project	4
Property Manager	21
Proposed Transferee	27
Rent	10
Rental Tax	18
Representatives	12
Required Delivery Date	5
Rescission	29
Scheduled Commencement Date	4
Second Notice	15
Security Deposit	10
Service Failure	19
Space Plan	Exhibit B
Space Planner	Exhibit B
Structural Elements	16
Substantial Completion	Exhibit B
Substantially Complete	Exhibit B
Substantially Completed	4, Exhibit B
Taxes	8
Telecommunications Provider	20
Tenant	4

ii

Tenant Delay	4
Tenant Delays	Exhibit B
Tenant Improvements	14, Exhibit B
Tenant’s Share	9
Tenant’s Sign	Exhibit D
Tenant’s Taxes	17
Term	4
Trade Fixtures	16
Transfer	26
Transfer Consideration	27
Transferee	27
Visitors	12
Work List	Exhibit B

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iii

BASIC LEASE INFORMATION

Lease Date:	For identification purposes only, the date of this Lease is December 8, 2011

Landlord:	ECI MONTAGUE LLC, a California limited liability company

Tenant:	DITECH NETWORKS, INC., a Delaware corporation

Project:	Montague Square

Building Address:	3099 North First Street, San Jose, California 95134

Rentable Area of Project:	Approximately 222,593 rentable square feet

Rentable Area of Building:	Approximately 41,420 rentable square feet

Premises:	3099 North First Street, Suite 100, San Jose, California 95134 Rentable Area: Approximately 20,102 rentable square feet

Term:	Sixty-three (63) full calendar months (plus any partial month at the beginning of the Term)

Scheduled Commencement Date:	February 1, 2012

Expiration Date:	The last day of the sixty-third (63rd) full calendar month in the Term

Base Rent:	Months 1 - 14:	$1.05 per rentable square foot per month*
	Months 15 - 26:	$1.10 per rentable square foot per month
	Months 27 - 38:	$1.15 per rentable square foot per month
	Months 39 - 50:	$1.20 per rentable square foot per month
	Months 51 - 63:	$1.25 per rentable square foot per month

*Base Rent is subject to abatement pursuant to Section 3.1 of this Lease.

Maintenance, Operating Costs and Taxes:

This is a “triple net lease” where Tenant is responsible (a) for maintenance and for payment of certain expenses directly to providers, and (b) to reimburse Landlord for Tenant’s Share of “Operating Costs” and “Taxes”, all in accordance with the applicable provisions of the Lease.

Tenant’s Share:	Of Project: 9.03% Of Building: 48.53%

Security Deposit:	$31,560.14

Landlord’s Address for Payment of Rent:	ECI MONTAGUE LLC File 31424 PO Box 60000 San Francisco, CA 94160

Business Hours:	8:00 a.m. — 6:00 p.m., Monday through Friday, and 9:00 a.m. — 1:00 p.m., Saturday, excluding Holidays

Landlord’s Address for Notices:

ECI MONTAGUE LLC
c/o Embarcadero Capital Partners
1301 Shoreway Road, Suite 250
Belmont, CA 94002
Attention: John Hamilton

with a copy to:

Ed Cherry, Esq.
Cox Castle & Nicholson LLP
555 California Street, 10th Floor
San Francisco, CA 94104

Tenant’s Address for Notices:	3099 North First Street San Jose, California 95134 Attention: Bill Tamblyn

Broker(s):	Cornish & Carey Commercial Newmark Knight Frank representing Landlord and Colliers International representing Tenant

Guarantor(s):	None

Property Manager:	Embarcadero Realty Services LP

Additional Provisions:	36.	Parking
	37.	Signage
	38.	Monument Sign
	39.	Early Expiration Option
	40.	Furniture

Exhibits:
Exhibit A:	The Premises
Exhibit A-1:	Location of Monument Sign
Exhibit B-1:	Construction Rider - Landlord Improvements
Exhibit B-2:	Construction Rider - Tenant Improvements
Exhibit C:	Building Rules
Exhibit D:	Additional Provisions
Exhibit E:	List of Furniture

The Basic Lease Information set forth above is part of the Lease.  In the event of any conflict between any provision in the Basic Lease Information and the Lease, the Lease shall control.

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THIS LEASE (the “Lease”) is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information (“Landlord”), and the Tenant identified in the Basic Lease Information (“Tenant”).  Landlord and Tenant hereby agree as follows:

1.                                      PREMISES.

1.1          Leasing of the Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the space identified in the Basic Lease Information as the Premises (the “Premises”), in the Building located at the address specified in the Basic Lease Information (the “Building”), in the Project as described in the Basic Lease Information (the “Project”).  The approximate configuration and location of the Premises is shown on Exhibit A.  Landlord and Tenant agree that the rentable area of the Premises, the Building and the Project for all purposes under this Lease shall be the Rentable Areas specified in the Basic Lease Information

1.2          The Land and Common Areas.  The land (the “Land”) includes the parcel(s) of land on which the Project is situated.  Tenant shall have the non-exclusive right to use in common with other tenants in the Project, subject to this Lease, those portions of the Project, including the parking facilities serving the Project (the “Parking Facility”), which are provided, from time-to-time, for use in common by Landlord, Tenant and any other tenants in the Project (such areas are referred to herein as the “Common Areas”).  The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time.  Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas.

2.                                      TERM; POSSESSION.  The term of this Lease (the “Term”) shall commence on the Commencement Date as described below and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information (the “Expiration Date”).  The “Commencement Date” shall be the earlier of (a) the date on which Landlord tenders possession of the Premises to Tenant, with all of Landlord’s construction obligations, if any, “Substantially Completed” as provided in the Construction Rider attached as Exhibit B-1 (the “Construction Rider - Landlord Improvements”) or, in the event of any “Tenant Delay,” as defined in the Construction Rider - Landlord Improvements, the date on which Landlord could have done so had there been no such Tenant Delay; or (b) the date upon which Tenant actually occupies and conducts business in any portion of the Premises.  The parties anticipate that the Commencement Date will occur on or about the Scheduled Commencement Date set forth in the Basic Lease Information (the “Scheduled Commencement Date”); provided, however, that Landlord shall not be liable for any claims, damages or liabilities if the Premises are not ready for occupancy by the Scheduled Commencement Date.  When the Commencement Date has been established, Landlord and Tenant shall at the request of either party confirm the Commencement Date and Expiration Date in writing.

Subject to the provisions of Exhibit B-1 Construction Rider - Landlord Improvements and Exhibit B-2 Construction Rider - Tenant Improvements, and provided that Tenant has delivered the insurance certificates called for in Section 11.1(e) — Certificates of Insurance, and given Landlord written notice prior to entry, Tenant shall have access to the Premises during normal Business Hours (“Early Access”), prior to the anticipated Commencement Date, commencing two (2) days after mutual execution and delivery of this Lease,  for Tenant to perform the Tenant Improvements described in Exhibit B-2 Construction Rider - Tenant Improvements and to install Tenant’s furniture, fixtures and equipment, data information systems, security systems, computer and telephone cabling, computers and related office equipment, but only if during such Early Access, Tenant and Tenant’s employees, contractors and vendor do not interfere with Landlord’s contractor completing the Landlord Improvements.  Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s property placed upon or installed in the Premises prior to the Commencement Date, the same being at Tenant’s sole risk, and Tenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry into the Premises by Tenant or its Representatives.  During such Early Access Tenant shall not be obligated to pay Base Rent or Additional Rent prior to the Commencement Date.  Notwithstanding the foregoing, if Tenant takes possession of the Premises before the Commencement Date for any purpose other than as expressly provided in this Section, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Base Rent and Additional Rent, and any other charges payable hereunder to Landlord for each day of possession before the Commencement Date.

If (A) within two (2) Business Days of the date of this Lease Tenant selects a Building standard paint and carpet which paint and carpet are promptly available (without long lead delay), and (B) the Commencement Date has not occurred on or before the expiration of the date which is one hundred twenty (120) days following the date this Lease is fully executed and delivered by each of Landlord and Tenant and Tenant delivers to Landlord all prepaid rents, the Security Deposit and all certificates of insurance as required by the terms and conditions of this Lease (the “Required Delivery Date”), Tenant may terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of: (a) five (5) Business Days after the Required Delivery Date; and (b) Commencement Date.  In such event, the Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any prepaid rent and Security Deposit previously advanced by Tenant under the Lease and, so long as Tenant has not previously defaulted under any of its obligations under the Construction Rider, the parties hereto shall have no further responsibilities or obligations to each other with respect to the Lease.  Landlord and Tenant acknowledge and agree that: (i) the determination of the Commencement Date shall take into consideration the effect of any Tenant Delays; and (ii) the Required Delivery Date shall be postponed by the number of days the Commencement Date is delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of Landlord.

3.                                      RENT.

3.1          Base Rent.  Tenant agrees to pay to Landlord the “Base Rent” set forth in the Basic Lease Information, without prior notice or demand, on the first day of each and every calendar month during the Term, except that Base Rent for the first full calendar month in which Base Rent is payable shall be paid upon Tenant’s execution of this Lease and Base Rent for any partial month at the beginning of the Term shall be paid on the Commencement Date.  Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month.

If the Basic Lease Information provides for any change in Base Rent by reference to years or months (without specifying particular dates), the change will take effect on the applicable annual or monthly anniversary of the Commencement Date (which might not be the first day of a calendar month).

Notwithstanding anything in this Section to the contrary, so long as Tenant is not in default under this Lease, Tenant shall be entitled to an abatement of Base Rent in the amount of $21,107.10 per month (the “Abated Base Rent”) for the first three (3) full calendar months of the Term (the “Base Rent Abatement Period”).  The total Abated Base Rent is an amount equal to $63,321.30.  If Tenant defaults at any time during the Term and fails to cure such default within any applicable cure period under this Lease, all Abated Base Rent shall immediately become due and payable.  The payment by Tenant of the Abated Base Rent in the event of a default shall not limit or affect any of Landlord’s other rights, pursuant to this Lease or at law or in equity.  During the Base Rent Abatement Period, only Base Rent shall be abated, and all Additional Rent, including Tenant’s Share of Operating Costs and Taxes, and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

3.2          Additional Rent:  Operating Costs and Taxes.

(a)           Definitions.

(1)           “Operating Costs” means all costs of managing, operating, maintaining and repairing the Building, including all costs, expenditures, fees and charges for:  (A) operation, maintenance and repair of the Building (including maintenance, repair and replacement of glass, the roof covering or membrane, and landscaping); (B) utilities and services (including telecommunications facilities and equipment, recycling programs and trash removal), and associated supplies and materials; (C) compensation (including employment taxes and fringe benefits) for persons who perform duties in connection with the operation, management, maintenance and repair of the Building, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Building; (D) property (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Building, and expenditures for deductible amounts under such insurance; (E) licenses, permits and inspections; (F) complying with the requirements of any law, statute, ordinance or governmental rule or regulation or any orders pursuant thereto (collectively “Laws”); (G) amortization of the cost of “Non-Structural Components” (as defined below) and amortization of the cost of capital improvements which are required to comply with Laws, or which are intended to reduce Operating Costs or improve the utility, efficiency or capacity of any Building System, or otherwise for the safety, comfort and convenience of tenants, or which are required to comply with present or future conservation programs, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord’s funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord following consultation with a lender with whom Landlord has conducted business), over such useful life as Landlord shall reasonably determine substantially in accordance with standard commercial real estate leasing practice; and (H) any other cost, expenditure, fee or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Building.  Landlord agrees to act in a commercially reasonable manner in incurring Expenses, taking into consideration the class and the quality of the Building and otherwise in a manner consistent with standard commercial real estate leasing industry practices.

Operating Costs shall also include (but without duplication) those costs, expenditures, fees and charges of the same type and nature as items (A) through (H) in the foregoing paragraph that are incurred at the Project level to the extent the same are equitably allocated to the Building, including by way of example, (I) accounting, legal and other professional fees incurred in connection with the operation of the Project (provided, however, that Operating Costs shall expressly exclude the transactional legal costs and expenses incurred by Landlord in connection with the sale of the Building (the foregoing exclusion does not apply to any change in taxes or assessments on the Project); (J) property management fees comparable to fees charged to manage other similar type and quality of buildings in the vicinity of the Project; (K) a reasonable allowance for depreciation of machinery and equipment used to operate and maintain the Project (but the foregoing shall not apply to any supplemental HVAC units servicing the Premises exclusively and for which Tenant, not Landlord, is liable); (L) the costs to contest the validity or applicability of any Laws that may affect the Project; (M) any shared Project costs or Common Area maintenance costs and expenses (including costs and expenses of operating, managing, owning and maintaining the Common Areas, and non-building specific costs). Landlord shall have the right, from time to time, to equitably allocate some or all of the costs for the Building among different portions or occupants of the Building (the “Cost Pools”), in Landlord’s reasonable discretion.  The Cost Pools may include, but shall not be limited to, the office space tenants, the retail space tenants and storage space of the Building.  The costs within each Cost Pool shall be allocated and charged to the tenants in the Cost Pool in an equitable manner.

Operating Costs shall not include:

1)                                     capital improvements (except as otherwise provided above);

2)                                     costs of special services rendered to individual tenants (including Tenant) for which a special charge is made;

3)                                     interest and principal payments, bad debt expenses, late fees, prepayment fees or other charges on loans or indebtedness secured by the Building, or rental payments under any ground or underlying lease or leases, or any costs associated with any sale or refinancing of the Building;

4)                                     costs of improvements for Tenant or other tenants of the Building;

5)                                     costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is reimbursed by other tenants of the Building other than through payment of tenants’ shares of Operating Costs and Taxes;

6)                                     depreciation or amortization, other than as specifically enumerated in the definition of Operating Costs above;

7)                                     expenses incurred in tenant buildout or renovations or otherwise improving or decorating, painting or redecorating space for tenants or other occupants of space, including permits, license, design, space planning, and inspection costs associated therewith;

8)                                     Landlord’s costs of electricity and other services sold or provided to tenants in the Building and for which Landlord is entitled to be reimbursed, whether or not collected, by such tenants as a separate additional charge or rental over and above the basic rent or escalation payment payable under the Lease with such tenant;

9)                                     expenses in connection with non-Building standard services or benefits of a type which are not provided to Tenant but which are provided to other tenants or occupants of the Building, or for which Tenant is charged directly but which are provided to another tenant or occupant of the Building without direct charge;

10)                              costs of repairs directly resulting from the negligence or willful misconduct of Landlord, its agents or employees;

11)                              amounts paid to subsidiaries or other affiliates of Landlord (i.e., persons or companies controlled by, under common control with, or which control, Landlord) for services on or to the Land, the Building or the Premises (or any portion thereof), to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or other affiliate of Landlord; and

12)                              all items and services for which Tenant pays third parties directly, including for any supplemental HVAC or other such services.

Operating Costs for any calendar year during which average occupancy of the Building is less than ninety-five percent (95%) shall be calculated based upon the Operating Costs that would have been incurred if the Building had an average occupancy of ninety-five percent (95%) during the entire calendar year.

Operating Costs shall not include (i) capital improvements (except as specifically enumerated above); (ii) costs of special services rendered to individual tenants (including Tenant) for which a separate reimbursement is received; (iii) ground rent, and interest and principal payments on loans or indebtedness secured by the Building; (iv) costs of tenant improvements for Tenant or other tenants of the Building; (v) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is reimbursed by other tenants of the Building other than through payment of tenants’ shares of Operating Costs and Taxes; (vi) leasing commissions, attorneys’ fees and other expenses incurred in connection with leasing space in the Building or enforcing such leases; (vii) depreciation or amortization, other than as specifically enumerated above; and (viii) costs, fines or penalties incurred due to Landlord’s violation of any Law.

(2)           “Taxes” means that portion of the following taxes on the Project which are allocable to the Building in Landlord’s reasonable judgment: all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Project; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Project; personal property taxes assessed on the personal property of Landlord used in the operation of the Project; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Project or the personal property described above; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above.  To the extent paid by Tenant or other tenants as “Tenant’s Taxes” (as defined in Section 8 - Tenant’s Taxes), “Tenant’s Taxes” shall be excluded from Taxes.

(3)           “Tenant’s Share” means the Rentable Area of the Premises divided by the total Rentable Area of the Building, as set forth in the Basic Lease Information.  If the Rentable Area of the Premises is changed by Tenant’s leasing of additional space hereunder or for any other reason, Tenant’s Share shall be adjusted accordingly.

(b)           Additional Rent.

(1)           Tenant shall pay Landlord as “Additional Rent” for each calendar year or portion thereof during the Term Tenant’s Share of the sum of (x) the amount of Operating Costs, and (y) the amount of Taxes.

(2)           Prior to the Commencement Date and each calendar year thereafter, Landlord shall notify Tenant of Landlord’s estimate of Operating Costs, Taxes and Tenant’s Additional Rent for the following calendar year (or first partial year following the Commencement Date).  Commencing on the Commencement Date, and in subsequent calendar years, on the first day of January of each calendar year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the Additional Rent, as reasonably estimated by Landlord for such full calendar year.  If Landlord thereafter estimates that Operating Costs or Taxes for such year will vary from Landlord’s prior estimate, Landlord may, by notice to Tenant, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).

(3)           As soon as reasonably practicable after the end of each calendar year, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs, Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto.  Unless Tenant raises any objections to Landlord’s statement within sixty (60) days after receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Additional Rent based thereon.  If Tenant does object to such statement, then Landlord shall provide Tenant with reasonable verification of the figures shown on the statement and the parties shall negotiate in good faith to resolve any disputes.  Any objection of Tenant to Landlord’s statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord’s statement, nor shall any failure of Landlord to deliver Landlord’s statement in a timely manner relieve Tenant of Tenant’s obligation to pay any amounts due Landlord based on Landlord’s statement.

(4)           If Tenant’s Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within thirty (30) days of Tenant’s receipt of Landlord’s statement.  If the total payments made by Tenant on account thereof exceed Tenant’s Additional Rent as finally determined for such year, Tenant’s excess payment shall be credited toward the rent next due from Tenant under this Lease.  For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 360-day year by computing Tenant’s Share of the Operating Costs and Taxes for the entire year and then prorating such amount for the number of days during such year included in the Term.  The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration or termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within thirty (30) days after Tenant’s receipt of Landlord’s final statement for the calendar year in which this Lease terminates, the difference between Tenant’s Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

If for any reason Taxes for any year during the Term are reduced, refunded or otherwise changed, Tenant’s Additional Rent shall be adjusted accordingly.  If Taxes are temporarily reduced as a result of space in the Project being leased to a tenant that is entitled to an exemption from property taxes or other taxes, then for purposes of determining Additional Rent for each year in which Taxes are reduced by any such exemption, Taxes for such year shall be calculated on the basis of the amount the Taxes for the year would have been in the absence of the exemption.

3.3          Payment of Rent.  All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest (collectively, “Rent”), shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease.  All sums payable to Landlord on demand under the terms of this Lease shall be payable within thirty (30) days after Landlord invoices Tenant therefor or otherwise makes demand of the amounts due unless otherwise expressly stated in this Lease.  All rent shall be paid without offset or deduction in lawful money of the United States of America to Landlord at Landlord’s Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

4.                                      SECURITY DEPOSIT.  On execution of this Lease, Tenant shall deposit with Landlord the amount specified in the Basic Lease Information as the Security Deposit, if any (the “Security Deposit”), as security for the performance of Tenant’s obligations under this Lease.  Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any breach or default by Tenant under this Lease, to fulfill any of Tenant’s obligations under this Lease, or to compensate Landlord for any damage Landlord incurs as a result of Tenant’s failure to perform any of Tenant’s obligations hereunder.  In such event Tenant shall pay to Landlord on demand an amount sufficient to replenish the Security Deposit.  If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above.  Landlord may commingle the

Security Deposit with Landlord’s general and other funds.  Landlord shall not be required to pay interest on the Security Deposit to Tenant.  Landlord shall return any unapplied balance of the Security Deposit to Tenant within forty-five (45) day(s) after the later of: (i) Tenant surrenders the Premises to Landlord in accordance with this Lease, (ii) Tenant cures any breach or default of this Lease, and (iii) the Expiration Date or other date of termination of the Term of this Lease.  In addition to any other deductions Landlord is entitled to make pursuant to the terms hereof, Landlord shall have the right to make a good faith estimate of any unreconciled Operating Costs and/or Taxes as of the date of termination of the Term of this Lease and to deduct any anticipated shortfall from the Security Deposit.  Tenant waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of Law now in force or that become in force after the date of this Lease, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises.  Landlord and Tenant agree that Landlord may, in addition, claim and use those sums necessary to compensate Landlord for any foreseeable or unforeseeable loss or damage caused by the act or omission by Tenant, including, without limitation, any post default damages and such remedies to which Landlord is entitled under the provisions of Section 15.2 of this Lease.

5.                                      USE AND COMPLIANCE WITH LAWS.

5.1          Use.  The Premises shall be used and occupied for general business office purposes and for no other use or purpose.  Tenant shall comply with all present and future Laws relating to Tenant’s use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws), and shall observe the “Building Rules” (as defined in Section 27 - Rules and Regulations).  Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Project or any part thereof.  Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Building.  Without limiting the foregoing, the Premises shall not be used for educational activities, practice of medicine or any of the healing arts, providing social services, for any governmental use (including embassy or consulate use), or for personnel agency, customer service office, studios for radio, television or other media, travel agency or reservation center operations or uses.  Tenant shall not, without the prior consent of Landlord, (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning system (“HVAC System”), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building (“Building Systems”), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical low power task lighting or office equipment; or (iii) connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the connected load rated capacity of the circuit.  Tenant’s use of electricity shall never exceed the safe capacity of the feeders to the Building or the risers or wiring installation of the Building.

5.2          Hazardous Materials.

(a)           Definitions.

(1)           “Hazardous Materials” shall mean any substance:  (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

(2)           “Environmental Requirements” shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

(3)           “Handled by Tenant” and “Handling by Tenant” shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, “Representatives”) or its guests, customers, invitees, or visitors (collectively, “Visitors”), at or about the Premises in connection with or involving Hazardous Materials.

(4)           “Environmental Losses” shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Project.

(b)           Tenant’s Covenants.  No Hazardous Materials shall be Handled by Tenant at or about the Premises or Project without Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s absolute discretion.  Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier toners and fluids and cleaning and janitorial supplies (“Permitted Hazardous Materials”), may be used and stored at the Premises without Landlord’s prior written consent, provided that Tenant’s activities at or about the Premises and Project and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements.  In addition to the foregoing, Landlord hereby approves of the types and quantities of Hazardous Materials listed on Exhibit F attached hereto.  At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and Project all Hazardous Materials Handled by Tenant at the Premises or the Project.  Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials.  Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant’s Representatives and

Visitors, and all of Tenant’s obligations under this Section (including its indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease.

(c)           Compliance.  Tenant shall at Tenant’s expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or Project, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans.  All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant’s quiet enjoyment of the Project or Landlord’s use, operation, leasing and sale of the Project.  Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or Project.  If any lien attaches to the Premises or the Project in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand.

(d)           Landlord’s Rights.  Landlord shall have the right, but not the obligation, to enter the Premises (i) with at least twenty-four (24) hours advance notice to confirm Tenant’s compliance with the provisions of this Section 5.2, and (ii) at any reasonable time to perform Tenant’s obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant (provided that the notices provided under this subsection (d) may be written or oral).  Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same.  If the reports of such consultants show that Tenant was in violation of Tenant’s obligations under this Section 5.2 at the time of the consultants’ inspection, then Tenant shall pay to Landlord on demand the costs of Landlord’s consultants’ fees and all costs incurred by Landlord in performing Tenant’s obligations under this Section.  Landlord shall use reasonable efforts to minimize any interference with Tenant’s business caused by Landlord’s entry into the Premises, but Landlord shall not be responsible for any interference caused thereby; provided, however, if Landlord enters the Premises, interferes with Tenant’s business because of such entry and causes direct and actual damages, Tenant may make a claim against Landlord for any such direct and actual damages, but in no event shall Landlord be responsible for any consequential or punitive damages, including business interruption.

(e)           Tenant’s Indemnification.  The term Landlord Parties (“Landlord Parties”) refers singularly and collectively to Landlord and the shareholders, partners, venturers, and members of Landlord, and the respective officers, directors, employees, managers, owners and any affiliates or agents of such entities and persons.  Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred at any time and to the extent arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Project or Tenant’s failure to comply in full with all Environmental Requirements with respect to the Premises.

6.                                      TENANT IMPROVEMENTS & ALTERATIONS.

6.1          Landlord shall perform its obligations with respect to design and construction of the improvements to be constructed and installed in the Premises (the “Landlord Improvements”), as provided in the Construction Rider - Landlord Improvements and Tenant shall perform its obligations with respect to design and construction of the improvements to be constructed and installed in the Premises (the “Tenant Improvements”), as provided in the Construction Rider - Tenant Improvements.  Except for any Tenant Improvements to be constructed by Tenant as provided in the Construction Rider - Tenant Improvements, Tenant shall not make any alterations, improvements or changes to the Premises, including installation of any security system or telephone or data communication wiring, (“Alterations”), without Landlord’s prior written consent.  Any such Alterations shall be completed by Tenant at Tenant’s sole cost and expense:  (i) with due diligence, in a good and workmanlike manner, using new materials (provided that, so long as the same is in like-new condition, Tenant may relocate to the Premises like-new items previously used by Tenant at its prior premises as a part of the Tenant Improvements and in any event, Tenant may reuse functioning existing wiring and cabling relocated from Tenant’s prior location); (ii) in compliance with plans and specifications approved by Landlord; (iii) in compliance with the construction rules and regulations promulgated by Landlord from time to time; (iv) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant’s work); and (v) subject to all reasonable conditions which Landlord may in Landlord’s reasonable discretion impose.  Such conditions may include requirements for Tenant to:  (i) provide payment or performance bonds or additional insurance (from Tenant or Tenant’s contractors, subcontractors or design professionals); (ii) use contractors or subcontractors selected by Tenant and reasonably approved by Landlord; and (iii) subject to the terms and conditions of this Lease, remove all or part of the Alterations prior to or upon expiration or termination of the Term, as designated by Landlord.  If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of Tenant’s work, such work shall be performed at Tenant’s expense by contractors designated by Landlord.  Landlord’s right to review and approve (or withhold approval of) Tenant’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Project and Landlord’s interests.  No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements.  Except as otherwise provided in Landlord’s consent, all Alterations shall upon installation become part of the realty and be the property of Landlord.

6.2          Before making any Alterations, Tenant shall submit to Landlord for Landlord’s prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations and a copy of the contractor’s license.  Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord in connection with any Alterations made by Tenant, including reasonable fees charged by Landlord’s contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations.  Before commencement of any Alterations Tenant shall (i) obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord, and (ii) give Landlord at least ten (10) days prior written notice and shall cooperate with Landlord in posting and maintaining notices of non-responsibility in connection with the Alterations.  Within thirty (30) days following the completion of any Alterations Tenant shall deliver to Landlord “as built” plans showing the completed Alterations.  The “as built” plans shall be “hard copy” on paper and in digital form (if done on CAD), and show the Alterations in reasonable detail, including (a) the location of walls, partitions and doors, including fire exits and ADA paths of travel, (b) electrical, plumbing and life safety fixtures, and (c) a reflected ceiling plan showing the location of heating, ventilating and air conditioning registers, lighting and life safety systems.

Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed Alteration contains the following statement in large, bold and capped font “PURSUANT TO SECTION 6.2 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any Alterations, if it so does, Tenant shall also be notified whether or not Landlord will require that such Alterations be removed upon the expiration or earlier termination of this Lease.  Notwithstanding anything to the contrary contained in this Lease, at the expiration or earlier termination of this Lease and otherwise in accordance with Article 19 hereof, Tenant shall be required to remove all Alterations made to the Premises except for any such Alterations which Landlord expressly indicates or is deemed to have indicated shall not be required to be removed from the Premises by Tenant. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to notify Tenant within ten (10) Business Days of Landlord’s receipt of such notice for non-structural Alterations and within twenty (20) days of Landlord’s receipt of such notice for structural Alterations whether (1) Landlord consents to the proposed Alteration and (2) Tenant shall be required to remove the subject Alterations at the expiration or earlier termination of this Lease, Tenant may, within fifteen (15) days following the expiration of the applicable ten (10) Business Day or twenty (20) day period described above, provide to Landlord a second written notice (the “Second Notice”) in compliance with the foregoing requirements but also stating in large, bold and capped font the following: “THIS IS TENANT’S SECOND NOTICE TO LANDLORD.  LANDLORD FAILED TO RESPOND TO TENANT’S FIRST NOTICE IN ACCORDANCE WITH THE TERMS OF SECTION 6.2 OF THE LEASE.  IF LANDLORD FAILS TO RESPOND TO THIS NOTICE IN FIVE (5) BUSINESS DAYS WITH RESPECT TO TENANT’S OBLIGATION TO REMOVE THE SUBJECT ALTERATION AND THE ESTIMATED REMOVAL COST IS LESS THAN $25,000.00, TENANT SHALL HAVE NO OBLIGATION TO REMOVE THE SUBJECT ALTERATION AT THE EXPIRATION OR EARLIER TERMINATION OF ITS LEASE”.  If (a) Tenant’s Second Notice strictly complies with the terms of this Section 6.2, (b) Landlord fails to notify Tenant within five (5) Business Days of Landlord’s receipt of such second written notice, and (c) the estimated removal costs associated with the subject alterations or improvements is less than $20,000.00, it shall be assumed that Landlord shall not require the removal of the subject Alterations at the expiration or earlier termination of this Lease.

6.3          In connection with all Alterations, Landlord shall be entitled to a construction coordination fee equal to four percent (4%) of the first one hundred thousand dollars ($100,000) of construction costs, three percent (3%) of the next four hundred thousand dollars ($400,000) of construction costs, two percent (2%) of the next five hundred thousand dollars ($500,000) of construction costs, and one percent (1%) of any additional construction costs.

6.4          Tenant shall keep the Premises and the Project free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant.  If any such lien attaches to the Premises or the Project, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) Business Days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2 - Interest).

6.5          Subject to the provisions of Section 5 - Use and Compliance with Laws and the other provisions of this Section 6, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures (“Trade Fixtures”) in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building.  Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

7.                                      MAINTENANCE AND REPAIRS.

7.1          By taking possession of the Premises Tenant agrees that the Premises are then in a good and tenantable condition.  During the Term, Tenant, at Tenant’s expense but under the direction of Landlord, shall maintain and repair the Premises, including, without limitation, that portion of the heating, ventilating and air conditioning system or systems exclusively serving the Premises (including, without limitation, any supplemental heating, air conditioning and ventilating systems servicing the Premises), the electrical and plumbing systems within the Premises (including such portion of such systems outside of the Premises, but exclusively serving the Premises, and assuring the free flow of Tenant’s sanitary sewer line to the main line serving the Premises), including the lighting and plumbing fixtures, the restrooms serving the Premises, interior stairways (if any) in the Premises, the interior and exterior glass, plate glass skylights, interior walls, floor coverings, ceiling (ceiling tiles and grid), Tenant Improvements, Alterations, fire extinguishers, outlets and fixtures, and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, in a first class condition, and keep the Premises in a clean, safe and orderly condition.

7.2          Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair, the structural portions of the roof, foundations, floors and exterior walls of the Building, (collectively, the “Structural Elements”), the portion of the Building Systems not covered by Tenant’s obligations in Section 7.1 and the Common Areas, such as corridors and restrooms; provided, however, that Tenant shall pay the cost of repairs for any damage occasioned by Tenant’s use of the Premises or the Building or any act or omission of Tenant or Tenant’s Representatives or Visitors, to the extent not covered by the proceeds of Landlord’s property insurance.  The cost of structural repairs to, and replacements of, Structural Elements shall not be included in Operating Costs.  The cost to repair any non-structural component (“Non-Structural Component”) may be included in Operating Costs, and the cost to replace any Non-Structural Component, including the HVAC System, shall be amortized over the useful life of such replacement as determined by Landlord in accordance with commercial real estate leasing industry custom, which amortization shall be included in Operating Costs, together with interest thereon at the rate Landlord would incur to borrow funds for such cost (following consultation with a lender with whom Landlord has conducted business).  Landlord shall be under no obligation to inspect the Premises.  Landlord shall be under no obligation to inspect the Premises.  Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair.  As a material part of the consideration for this Lease, Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Sections 1932(1), 1941 and 1942, that allows a tenant to make repairs at its landlord’s expense.

7.3          Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant’s obligations under this Lease:

(a)           To make alterations, additions, repairs, improvements to or in or to decrease the size of area of, all or any part of the Building (provided that, except to the extent required by applicable Laws or in connection with any casualty or condemnation after which this Lease remains in effect, Landlord shall not reduce the size of the Premises), the fixtures and equipment therein, and the Building Systems;

(b)           To change the Building’s name or street address;

(c)           To install and maintain any and all signs on the exterior and interior of the Building;

(d)           To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the Common Areas (including the Parking Facility) and other tenancies and premises in the Project and to create additional rentable areas through use or enclosure of common areas, provided that in such event, Landlord may equitably revise Tenant’s Share to reflect such change; and

(e)           If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Project relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Project (collectively “Controls”), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Project related thereto.

8.                                      TENANT’S TAXES.  “Tenant’s Taxes” shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant’s personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Project, (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord’s receipt of any rent payable by Tenant pursuant to the terms of this Lease (“Rental Tax”), and (c) any increase in Taxes attributable to inclusion of a value placed on Tenant’s personal property, Trade Fixtures or Alterations.  Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this Lease, and shall pay all other Tenant’s Taxes before delinquency (and, at Landlord’s request, shall furnish Landlord satisfactory evidence thereof).  If Landlord pays Tenant’s Taxes or any portion thereof, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord’s payment to the date of Tenant’s reimbursement.

9.                                      UTILITIES AND SERVICES.

9.1          Description of Services.  The Business Hours are specified in the Basic Lease Information (“Business Hours”).  The business days are weekdays except public holidays (“Business Days”).  During the Term, Landlord shall furnish to the Premises for ordinary office use and occupancy, reasonable amounts of heat, ventilation and air-conditioning during Business Hours except public holidays; and reasonable amounts of electricity for building standard lighting and use of office equipment requiring only 120 volt standard outlet power.  Landlord shall also provide the Building with normal fluorescent tube replacement for building standard fixtures, washing of perimeter windows, elevator service, and Common Area toilet room cleaning and supplies.

9.2          Payment for Utilities and Services.

(a)           Upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing heating, ventilation and air conditioning service at times other than Business Hours on Business Days, Landlord shall furnish such service to Tenant and Tenant shall pay for such services on an hourly basis at the then prevailing rate established for the Building by Landlord.

(b)           Electricity will be separately metered or submetered for the Premises.  Tenant shall be responsible to pay for the costs of all utilities for the Premises (the “Premises Utilities”), including the costs of (i) electricity and (ii) telephone and data systems.  Tenant shall provide janitorial services and waste removal for the Premises and all taxes, levies, fees and surcharges thereon.  The cost of Premises Utilities paid by Tenant for the Premises shall not be included in Operating Costs but shall be payable by Tenant either directly to the utility provider or if not billed directly to Tenant by such utility provider, to Landlord as set forth herein.  Electricity for the Premises shall be either separately metered, or submetered; provided, however, if electricity for the Premises is not metered or submetered, then Landlord shall equitably estimate the cost of electricity for the Premises.  If the electricity is separately metered, Tenant shall pay the costs of such utility for the Premises directly to the public utility company.  If the electricity is submetered, Tenant shall pay the costs of electricity to Landlord within thirty (30) days after Landlord invoices Tenant therefor, based upon the metered readings.  If electricity for the Premises is not metered or submetered, then Tenant shall pay Landlord the cost of electricity and gas estimated by Landlord for the Premises, within ten (10) days after Landlord invoices Tenant therefore.  Landlord will pay for water and sanitary sewer, which will be billed back to Tenant as part of Operating Costs.

(c)           If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of any lights, machines or equipment used by Tenant in the Premises, or for any other reason, then, at Landlord’s request and in addition to the terms and conditions of this Section 9.2, Tenant shall be responsible, at Tenant’s sole cost and expense, and at Tenant’s option to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air-conditioning equipment.

If Landlord determines that Tenant has consumed more than Tenant’s Share of the electrical capacity for the Premises (whether due to the capacity of the Transformer or Replacement Transformer (as each such term is defined below) or otherwise), and such excess capacity is required or will be required for the use of and/or to provide the proportionate shares to other tenants or occupants of the Building or the Project, immediately following notice from Landlord (which notice may be oral or written), Tenant shall either: (i) immediately and permanently cease such excess electrical consumption, or (ii) if approved by Landlord in writing, immediately cease such excess electrical consumption until Tenant completes the installation, at Tenant’s sole cost and expense, of equipment and infrastructure reasonably acceptable to Landlord to increase the electrical capacity to the Building to support such excess use (in which event, the installation of any such equipment and infrastructure shall be performed in accordance with the terms and conditions of this Lease and shall be completed prior to Tenant increasing its electrical consumption at the Premises above the allocated to the Premises); provided that in no event shall Tenant consume electricity at the Premises in excess of Tenant’s Share of electricity plus the increased capacity following any such installations by Tenant, as reasonably determined by Landlord.  Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred at any time and to the extent arising from or in connection with any electrical consumption at the Premises in excess of Tenant’s Share of the electrical capacity for the Premises.

Tenant has been informed and hereby acknowledges and agrees that the Building is serviced by and shares a transformer (the “Transformer”) with another building in the Project.  Landlord makes no representation or warranty to Tenant of the capacity and/or condition of such Transformer, including, without limitation, whether such Transformer can provide sufficient electricity service to the Premises for Tenant’s normal and customary business operations as part of the Permitted Use of the Premises as of the date of this Lease and any later date following other tenants’ or occupants’ leasing and/or use of the Project so serviced by the Transformer.  Tenant further acknowledges and agrees that Landlord has no obligation to make any replacement, upgrade, repair and/or maintenance of, to and on such Transformer.  Notwithstanding the foregoing, subject to compliance with applicable laws and any restrictions affecting the Project and so long as the same does not adversely impact the Project in any manner, Landlord hereby agrees to use commercially reasonable, good faith efforts (at no cost to Landlord) to assist Tenant in any reasonable and customary discussions, processes and/or procedures with Pacific Gas & Electric Company (“PG&E”) to encourage and/or require PG&E to upgrade and/or replace the Transformer with a replacement transformer (the “Replacement Transformer”) adequate to provide sufficient electricity service to the portion of the Project serviced by such Transformer, including, without limitation, the Premises and Tenant’s normal and customary Permitted Use thereof.  Tenant hereby agrees that PG&E and not Landlord is liable for the Transformer and the Replacement Transformer and, accordingly, in addition to the other terms and conditions of this paragraph, and notwithstanding anything to the contrary contained in this Lease, Landlord makes no representation or warranty to Tenant of the capacity and/or condition of the Transformer and any such Replacement Transformer and Tenant hereby waives and releases all claims against Landlord, whether known or unknown, respecting the Transformer and the Replacement Transformer.

9.3          Interruption of Services.  In the event of an interruption in, or failure or inability to provide any of the services or utilities described in Section 9.1 - “Description of Services” (a “Service Failure”), such Service Failure shall not, regardless of its duration, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant or, except as provided below in this Section 9.3, entitle Tenant to an abatement of rent or to terminate this Lease.

(a)           If any Service Failure not caused by Tenant or its Representatives prevents Tenant from reasonably using a material portion of the Premises and Tenant in fact ceases to use such portion of the Premises, Tenant shall be entitled to an abatement of Base Rent and Additional Rent with respect to the portion of the Premises that Tenant is prevented from using by reason of such Service Failure in the following circumstances:  (i) if Landlord fails to commence reasonable efforts to remedy the Service Failure within five (5) Business Days following the occurrence of the Service Failure, and such failure has persisted and continuously prevented Tenant from using a material portion of the Premises during that period, the abatement of rent shall commence on the sixth (6th) Business Day following the Service Failure and continue until Tenant is no longer so prevented from using such portion of the Premises; and/or (ii) if the Service Failure in all events is not remedied within thirty (30) days following the occurrence of the Service Failure and Tenant in fact does not use such portion of the Premises for an uninterrupted period of thirty (30) days or more by reason of such Service Failure, the abatement of rent shall commence no later than the thirty-first (31st) day following the occurrence of the Service Failure and continue until Tenant is no longer so prevented from using such portion of the Premises.

(b)           If a Service Failure is caused by Tenant or its Representatives, Landlord shall nonetheless remedy the Service Failure, at the expense of Tenant, pursuant to Landlord’s maintenance and repair obligations under Section 7 - “Maintenance and Repair” or Section 12.1 - “Landlord’s Duty to Repair,” as the case may be, but Tenant shall not be entitled to an abatement of rent or to terminate this Lease as a result of any such Service Failure.

(c)           Notwithstanding Tenant’s entitlement to rent abatement under the preceding provisions, Tenant shall continue to pay Tenant’s then current rent until such time as Landlord and Tenant agree on the amount of the rent abatement.  If Landlord and Tenant are unable to agree on the amount of such abatement within ten (10) Business Days of the date they commence negotiations regarding the abatement, then either party may submit the matter to binding arbitration pursuant to Sections 1280 et seq. of the California Code of Civil Procedure.

(d)           If any Service Failure is caused by fire or other casualty then the provisions of Section 12 — “Damage or Destruction” shall control.

(e)           Where the cause of a Service Failure is within the control of a public utility or other public or quasi-public entity outside Landlord’s control, notification to such utility or entity of the Service Failure and request to remedy the failure shall constitute “reasonable efforts” by Landlord to remedy the Service Failure.

(f)            Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such interruption, failure or inability.

9.4          Sole Electrical Representative.  Landlord shall maintain exclusive control over and be the sole representative with respect to reception, utilization and distribution of electric power, regardless of point or means of origin, use or generation.  Tenant shall not have the right to contract directly with any provider of electrical power or services.

9.5          Telecommunications.  Tenant shall have the right to contract directly with telecommunications and media service providers (each a “Telecommunications Provider”) of Tenant’s choice, subject to the provisions of this Section 9.5 and other provisions of this Lease.  Upon request from Tenant Landlord agrees to deliver to Tenant a list of Telecommunication Providers then serving the Project.  If Tenant desires to (a) obtain service from or enter into a contract with any Telecommunication Provider which at the time of Tenant’s request does not serve the Project, or (b) obtain services which will require installation of new equipment by a Telecommunication Provider then serving the Project, then prior to providing service, any such Telecommunication Provider must enter into a written agreement with Landlord, acceptable to Landlord in Landlord’s sole discretion, setting forth the terms and conditions of the access to be granted to any such Telecommunication Provider.  Tenant’s change of service from one Telecommunications Provider to another, both of whom then serve the Project, shall not require Landlord’s prior consent.  Landlord shall not be obligated to incur any expense, liability or costs in connection with any Telecommunication Provider proposed by Tenant.  All installations made by Telecommunication Providers shall be subject to Landlord’s prior written approval and shall be made in accordance with the provisions of Section 6 of this Lease.

10.                               EXCULPATION AND INDEMNIFICATION.

10.1        Landlord’s Indemnification of Tenant.  Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable consultants’, expert witnesses’ and attorneys’ fees and costs incurred in defending against the same (“Claims”) asserted by any third party against Tenant for loss, injury or damage, to the extent such loss, injury or damage is caused by the willful misconduct or gross negligent acts or omissions of Landlord or its authorized representatives.

10.2        Tenant’s Indemnification of Landlord.  Tenant shall indemnify, protect, defend and hold the Landlord Parties harmless from and against Claims arising from (a) the acts or omissions of Tenant or Tenant’s Representatives or Visitors in or about the Project, or (b) any construction or other work or maintenance undertaken by Tenant on the Premises or elsewhere in the Project (including any design defects), or (c) any breach or default under this Lease by Tenant, or (d) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, arising out of or relating to Tenant’s occupancy or operation and occurring in or about the Premises or elsewhere in the Project, excepting only Claims described in this clause (d) to the extent they are caused by the willful misconduct or gross negligent acts or omissions of Landlord or its authorized representatives.

10.3        Damage to Tenant and Tenant’s Property.  The Landlord Parties shall not be liable to Tenant for any loss, injury or other damage to Tenant or to Tenant’s property in or about the Premises or the Project from any cause (including defects in the Project or in any equipment in the Building; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Building; or acts of other tenants in the Project).  Tenant hereby waives all claims against Landlord Parties for any such loss, injury or damage and the cost and expense of defending against claims relating thereto, including any loss, injury or damage caused by Landlord’s negligence (active or passive) or willful misconduct.  Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant.

10.4        Survival.  The obligations of the parties under this Section 10 shall survive the expiration or termination of this Lease.

11.                               INSURANCE.

11.1        Tenant’s Insurance.

(a)           Liability Insurance.  Tenant shall at all times following complete execution of this Lease maintain in full force, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Three Million Dollars ($3,000,000.00) each occurrence for bodily injury and property damage combined, Three Million Dollars ($3,000,000.00) annual general aggregate, and Two Million Dollars ($2,000,000.00) products and completed operations annual aggregate.  Tenant’s liability insurance policy or policies shall:  (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all named and additional insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant’s use or occupancy of the Premises or the Project; (v) extend coverage to cover liability for the actions of Tenant’s Representatives and Visitors; and (vi) either designate separate limits for the Project acceptable to Landlord, or provide that the entire insured limits are available for occurrences relating to the Project.  Each policy of liability insurance required by this Section shall:  (i) contain a separation of insureds clause or otherwise provide cross-liability coverage; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (iii) provide that it is primary insurance; (iv) name as additional insureds the Landlord Parties, the Property Manager identified in the Basic Lease Information (the “Property Manager”), all Mortgagees (as defined in Section 20.2 of this Lease) and such other parties in interest as Landlord may reasonably designate to Tenant in writing; and (v) provide that any failure to comply with the reporting provisions under the policies shall not affect coverage provided such additional insureds.  Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies.  All endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 01 96 promulgated by the Insurance Services Office.

(b)           Property Insurance.  Tenant shall at all times (including any construction or installation periods, whether or not included in the Term) maintain in effect with respect to any Alterations and Tenant’s Trade Fixtures and personal property, commercial property insurance providing coverage, on an “all risk” or “special form” basis, in an amount equal to at least 90% of the full replacement cost of the covered property.  Tenant may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy.  During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured.  The Landlord Parties shall be provided coverage under such insurance to the extent of their insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance.  Landlord will have no obligation to carry insurance on any Alterations or on Tenant’s Trade Fixtures or personal property.

(c)           Requirements For All Policies.  Each policy of insurance required under this Section 11.1 shall:  (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, and (ii) be maintained at Tenant’s sole cost and expense.  In addition to the foregoing, Tenant shall inform Landlord in writing of any non-renewal of any of Tenant’s insurance required in this Lease for failure to pay and will provide immediate notice following Tenant’s receipt of any notice from the insurance company regarding cancellation or adverse change in all or any portion of any of Tenant’s insurance policies carried in accordance with the terms and conditions of this Lease.  Insurance companies issuing such policies shall have rating classifications of “A-” or better and financial size category ratings of “VII” or better according to the latest edition of the A.M. Best Key Rating Guide.  All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Building is located.  Any deductible amount under such insurance shall not exceed $25,000.  Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and that premiums therefor have been paid.

(d)           Updating Coverage.  Tenant shall increase the amounts of insurance as required by any Mortgagee, and, not more frequently than once every three (3) years, as recommended by Landlord’s insurance broker, if, in the reasonable opinion of either of them, the amount of insurance then required under this Lease is not consistent with the standard commercial leasing practices of other similarly situated landlords owning and managing building s comparable to the Building and located in the same geographic region as the Building.  Any limits set forth in this Lease on the amount or type of coverage required by Tenant’s insurance shall not limit the liability of Tenant under this Lease.

(e)           Certificates of Insurance.  Prior to any entry into or occupancy of the Premises by Tenant, and not less than ten (10) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form.  Notwithstanding the requirements of this paragraph, Tenant shall at Landlord’s request provide to Landlord a certificate reflecting each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits.

11.2        Landlord’s Insurance.  During the Term, to the extent such coverages are available at a commercially reasonable cost, Landlord shall maintain in effect insurance on the Building with responsible insurers, on an “all risk” or “special form” basis, insuring the Building and the Tenant Improvements in an amount equal to at least 90% of the replacement cost thereof, excluding land, foundations, footings and underground installations.  Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts.

11.3        Mutual Waiver of Right of Recovery & Waiver of Subrogation.  Landlord and Tenant each hereby waive any right of recovery against each other and their respective partners, managers, members, shareholders, officers, directors and authorized representatives for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises, the Building or the Project or any operation therein, regardless of cause, including negligence (active or passive) of the party benefiting from the waiver.  If any such policy of insurance relating to this Lease or to the Premises, the Building or the Project does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

12.          DAMAGE OR DESTRUCTION.

12.1        Landlord’s Duty to Repair.

(a)           If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Building from fire or other casualty during the Term, then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 12.2 - Landlord’s Right to Terminate and 12.3 - Tenant’s Right to Terminate, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Building, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any of Tenant’s personal property, Trade Fixtures or Alterations.

(b)           If Landlord is required or elects to repair damage to the Premises and/or the Building, this Lease shall continue in effect, but Tenant’s Base Rent and Additional Rent shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord’s repair of the affected portion of the Premises as required under this Lease, including Section 12.1(a) above.  In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant’s business or property arising from fire or other casualty or by reason of any repairs to any part of the Building necessitated by such casualty.

12.2        Landlord’s Right to Terminate.  Landlord may elect to terminate this Lease following damage by fire or other casualty under the following circumstances:

(a)           If, in the reasonable judgment of Landlord, the Premises and the Building cannot be substantially repaired and restored under applicable Laws within one (1) year from the date of the casualty;

(b)           If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Landlord’s insurance policies (and/or from Landlord’s funds made available for such purpose, at Landlord’s sole option) to make the required repairs;

(c)           If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed fifteen percent (15%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or

(d)           If the fire or other casualty occurs during the last year of the Term, and the repairs and restoration would either (i) take longer than ninety (90) days to complete following the date of the fire or other casualty, or (ii) would not be completed at least ninety (90) days prior to the expiration of the Term.

If any of the circumstances described in subparagraphs (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall give Tenant notice within one hundred and twenty (120) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease.

12.3        Tenant’s Right to Terminate.  If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Project from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease if Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease is greater than nine (9) months, or if Landlord elects not to repair the Premises pursuant to the provisions of Section 12.2 of this Lease, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord’s notice to Tenant pursuant to Section 12.2 - Landlord’s Right to Terminate.  In addition, if, after three hundred (300) days following the date of the casualty, the repairs and restoration to the Premises or the Building are not substantially completed, then Tenant shall have the right to give Landlord a conditional termination notice (the “Conditional Termination Notice”) within ten (10) Business Days following the expiration of such three hundred (300) day period.  If the repairs and restoration to the Premise or the Building are not substantially completed within thirty (30) days following Landlord’s receipt of the Conditional Termination Notice, then within ten (10) Business Days following the expiration of such thirty (30) day grace period Tenant shall have the right to terminate this Lease by written notice to Landlord

12.4        Waiver.  Landlord and Tenant each hereby waive the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other than as provided in Sections 12.2 - Landlord’s Right to Terminate and 12.3 - Tenant’s Right to Terminate.

13.          CONDEMNATION.

13.1        Definitions.

(a)           “Award” shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

(b)           “Condemnation” shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power (“Condemnor”), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

(c)           “Date of Condemnation” shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

13.2        Effect on Lease.

(a)           If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation.  If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant’s continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

(b)           If fifteen percent (15%) or more of the Project or of the parcel(s) of land on which the Building is situated or of the Parking Facility or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.

(c)           If all or a portion of the Premises is temporarily taken by a Condemnor for a period greater than twelve (12) consecutive months, then Tenant shall have the right to terminate this Lease by written notice to Landlord within twenty (20) days following the expiration of such twelve (12) consecutive month period; and for any other temporary taking, not extending beyond the end of the Term, this Lease shall remain in full force and effect.

13.3        Restoration.  If this Lease is not terminated as provided in Section 13.2 - Effect on Lease, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord’s obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 20.2 below).  In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant’s personal property, Trade Fixtures, or Alterations.

13.4        Abatement and Reduction of Rent.  If any portion of the Premises is taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable.  In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant’s use of the Premises.

13.5        Awards.  Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property, Trade Fixtures or Alterations, provided that in no event will any Award to Tenant reduce any Award to which Landlord would otherwise be entitled.

13.6        Waiver.  Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Project.

14.          ASSIGNMENT AND SUBLETTING.

14.1        Landlord’s Consent Required.  Tenant shall not assign this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant’s interest under this Lease (each and all a “Transfer”), without the prior written consent of Landlord, which consent (subject to the other provisions of this Section 14) shall not be unreasonably withheld.  If Tenant is a business entity, any direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction), including a merger or consolidation, shall be deemed a Transfer.  Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant’s interest under this Lease.  Any assignee, subtenant, user or other transferee under any proposed Transfer is herein called a “Proposed Transferee”.  Any assignee, subtenant, user or other transferee is herein called a “Transferee”.

14.2        Reasonable Consent.

(a)           At least sixty (60) days prior to any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of the Proposed Transferee; (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, and income and cash flow statements for the last two years and such other reasonable financial and other information concerning the Proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer in final form.  Within fifteen (15) Business Days after Landlord receives all such information it shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Section 14.7 - Landlord’s Right to Space.

(b)           Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Proposed Transferee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the Proposed Transferee at the Premises, (iii) the Proposed Transferee is a governmental agency or unit or an existing tenant or an affiliate of an existing tenant in the Project, (iv) the proposed Transfer would violate any “exclusive” rights of any tenants in the Project, (v) Landlord or Landlord’s agent has shown space in the Project to the Proposed Transferee or responded to any inquiries from the Proposed Transferee or the Proposed Transferee’s agent concerning availability of space in the Project, at any time within the preceding nine months, (vi) a proposed Transfer would violate any Encumbrance, (vii) any Mortgagee objects to the proposed Transfer, (viii)  the proposed agreement governing the Transfer purports to expand the Tenant’s rights under the Lease, or modify or constrain any of Landlord’s rights under the Lease, or (ix) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Project or increasing the expenses associated with operating, maintaining and repairing the Project.  In no event may Tenant publicly offer or advertise all or any portion of the Premises for assignment or sublease at a rental less than that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Project.

14.3        Excess Consideration.  If Landlord consents to a Transfer, Tenant shall pay to Landlord, as Additional Rent, within ten (10) days after receipt by Tenant, fifty percent (50%) of all “Transfer Consideration”, which shall mean any consideration paid or payable by the Transferee for the Transfer.  In the case of a sublease, Transfer Consideration includes any “key money” paid as a bonus or other compensation tendered for the transfer of this leasehold estate or other non-rent consideration payable in connection with the sublease, plus the excess of the rent payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space, less the direct, out-of-pocket expenses and costs for necessary Alterations and brokerage commission costs paid by Tenant to procure the subtenant.  Any such costs for Alterations and brokerage commissions shall be amortized on a straight basis over the term of the sublease.  In the case of an assignment (including any Transfer resulting from a change in ownership, merger or consolidation), Transfer Consideration includes the value of the Lease and any other consideration paid or payable by the Transferee for the assignment of the Lease.

14.4        No Release Of Tenant.  No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer.  Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease.  The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord’s express prior written consent to any subsequent Transfer by Tenant or any Transferee.  The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

14.5        Expenses and Attorneys’ Fees.  Tenant shall pay to Landlord on demand all costs and expenses (including reasonable attorneys’ fees) incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord’s rights in connection with, any security interest in any of Tenant’s property at the Premises).

14.6        Effectiveness of Transfer.  Prior to the date on which any Transfer (whether or not requiring Landlord’s consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord’s standard form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease.  Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein.  The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

14.7        Landlord’s Right to Space.  Notwithstanding any of the above provisions of this Section to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer, Landlord, in lieu of consenting to such Transfer, may elect (a) in the case of an assignment or a sublease of the entire Premises, to terminate this Lease, or (b) in the case of a sublease of less than the entire Premises, to terminate this Lease as it relates to the space proposed to be subleased by Tenant.  In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent and Tenant’s Share under this Lease shall be proportionately reduced) on the earlier of (x) ninety (90) days after the date of Landlord’s notice to Tenant making the election set forth in this Section 14.7, or (y) the date the Transfer was proposed to be effective, if such date is specified in Tenant’s notice to Landlord regarding the proposed Transfer, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.  Notwithstanding the provisions of this Section 14.7 to the contrary, if (i) Tenant proposes to sublease a portion of the Premises, and (ii) Landlord elects to terminate this Lease with respect to the space Tenant proposes to sublease, then Tenant shall have the right to rescind (a “Rescission”) any such termination by Landlord only with respect to any sublease which cumulatively, whether through one (1) or more subleases, does not result in Tenant subleasing, in the aggregate, more than seventy-five percent (75%) of the rentable area in the Premises.  Any Rescission shall be effective, if at all, only by Tenant giving Landlord written notice (“Tenant’s

Rescission Notice”) within five (5) Business Days following Landlord’s written notice of termination pursuant to the provisions of this Section 14.7.  Upon Tenant giving Tenant’s Rescission Notice, (iii) this Lease shall remain in full force and effect in accordance with the provisions contained herein, and (iv) Tenant shall be deemed to have withdrawn the request for consent to a sublease, and the proposed sublease which was the basis for Landlord’s termination under the provisions of this Section 14.7 shall be void, and of no force and effect.  Tenant shall not have the right to rescind Landlord’s termination of a sublease which cumulatively would result in Tenant subleasing more than seventy-five percent (75%) of the rentable area in the Premises.

14.8        Assignment of Sublease Rents.  Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord’s application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant’s obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).

14.9        Permitted Transfers.  Notwithstanding any provision contained in the Section 14 to the contrary, Tenant shall have the right, without the consent of Landlord, upon ten (10) days prior written notice to Landlord, to Transfer this Lease to any of the following entities (each a “Permitted Transferee” , a Transfer to a Permitted Transferee being a “Permitted Transfer” ), so long as the Permitted Transferee has a tangible net worth sufficient to fulfill the obligations of the original Tenant under this Lease being assumed by the Permitted Transferee and no less than the tangible net worth of Tenant immediately prior to such Transfer, and so long as such Transfer is not objectionable to Landlord under any of Subsections 14.2(b)(iii), (iv), (vi), (viii) or (ix) of this Lease: (i)  a successor corporation related to Tenant by merger, consolidation, or non-bankruptcy reorganization, (ii) a purchaser of at least ninety percent (90%) of Tenant’s assets as an ongoing concern, or (iii) an “Affiliate” of Tenant.  The provisions of Sections 14.3 and 14.7 shall not apply with respect to a Permitted Transfer, but any Permitted Transfer pursuant to the provisions of this Section 14.9 shall be subject to all of the other provisions of this Lease.  Tenant shall remain liable under this Lease after any such transfer.  For the purposes of this Article 14, the term “Affiliate”  of Tenant shall mean and refer to any entity controlling, controlled by or under common control with Tenant or Tenant’s parent or subsidiary, as the case may be.  “Control”  as used herein shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled entity; and the ownership, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty percent (50%) of the voting interest in any entity.  Notwithstanding Tenant’s right to make a Permitted Transfer pursuant to the provisions of this Section 14.9, Tenant may not, through use of its rights under this Article 14 in two or more transactions (whether separate transactions or steps or phases of a single transaction), at one time or over time, whether by first assigning this Lease to a subsidiary and then merging the subsidiary into another entity or selling the stock of the subsidiary or by other means, assign or sublease the Premises, or transfer control of Tenant, to any person or entity which is not a subsidiary, affiliate or controlling corporation of the original Tenant, as then constituted, existing prior to the commencement of such transactions, without first obtaining

Landlord’s prior written consent and complying with all other applicable provisions of this Article 14.

15.          DEFAULT AND REMEDIES.

15.1        Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” by Tenant:

(a)           Tenant fails to make any payment of Rent when due, or any amount required to replenish the Security Deposit as provided in Section 4 above, if payment in full is not received by Landlord within three (3) days after written notice that it is due.  If Landlord accepts any past due Rent, such acceptance shall not be a waiver of any other prior breach by Tenant under this Lease, other than the failure of Tenant to pay the particular past due Rent which Landlord has accepted.

(b)           Tenant abandons the Premises.

(c)           Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Sections 20 - Encumbrances - and 21 - Estoppel Certificates and Financial Statements - below.

(d)           Tenant violates the restrictions on Transfer set forth in Section 14 - Assignment and Subletting.

(e)           Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights; all or substantially all of Tenant’s assets are subject to judicial seizure or attachment and are not released within 30 days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets.

(f)            Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated.

(g)           Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within fifteen (15) days after notice to Tenant or, if such failure cannot be cured within such fifteen (15)-day period, Tenant fails within such fifteen (15)-day period to commence, and thereafter diligently proceed with, all actions reasonably necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice; provided, however, that if Landlord in Landlord’s reasonable judgment determines that such failure cannot or will not be cured by Tenant within such ninety (90) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.

15.2        Remedies.  Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

(a)           Landlord may terminate Tenant’s right to possession of the Premises at any time by written notice to Tenant.  Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant’s account, storage of Tenant’s personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant’s surrender of the Premises or constitute a termination of this Lease or of Tenant’s right to possession of the Premises.  Upon such termination in writing of Tenant’s right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the worth at the time of award of the amount by which the rent which would be payable by Tenant hereunder for the remainder of the Term after the date of the award of damages, including Additional Rent as reasonably estimated by Landlord, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%).

(b)           Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

(c)           Landlord may cure the Event of Default at Tenant’s expense.  If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

(d)           Landlord may remove all Tenant’s property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant.  If Landlord does not elect to store any or all of Tenant’s property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord.  Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant’s outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

16.          LATE CHARGE AND INTEREST.

16.1        Late Charge.  If any payment of Rent is not received by Landlord when due, Tenant shall pay to Landlord on demand as a late charge an additional amount equal to four percent (4%) of the overdue payment.  A late charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a late charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made when due or preclude imposition of a late charge on other installments or payments not made when due.

16.2        Interest.  In addition to the late charges referred to above, which are intended to defray Landlord’s costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall at Landlord’s option bear interest from the date due until paid to Landlord by Tenant at the rate of fifteen percent (15%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the “Interest Rate”).  Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant’s default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17.          WAIVER.  No provisions of this Lease shall be deemed waived by either party unless such waiver is in a writing signed by the waiving party.  The waiver by either party of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease.  No delay or omission in the exercise of any right or remedy of either party upon any default by the other party shall impair such right or remedy or be construed as a waiver.  Landlord’s acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant’s recurrent failure to timely pay rent) other than Tenant’s nonpayment of the accepted sums, and no endorsement or statement on any check or on any letter accompanying any check or payment shall be deemed an accord and satisfaction.  The consent to or approval by either party of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the consenting or approving party’s consent to or approval of any subsequent act by the other party.

18.          ENTRY, INSPECTION AND CLOSURE.  Except when requested by Tenant, in the event of an emergency and for recurring services supplied by Landlord where Landlord is not required to give any notice and may enter the Premises at any reasonable time, then upon one (1) Business Day’s prior notice to Tenant, Landlord and its authorized representatives may enter the Premises at all reasonable times to:  (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, (d) install or repair improvements for other tenants where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease, (f) show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or tenants, or (g) do any other act or thing necessary for the safety or preservation of the Premises or the Building.  When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure.  Landlord shall use commercially reasonable efforts to conduct its activities under this Section in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord.  In no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord’s entry on the Premises in accordance with this Section.  No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease.

19.          SURRENDER AND HOLDING OVER.

19.1        Surrender.  Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Landlord Improvements, Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall, at Landlord’s request, remove all telephone and other cabling installed in the Building by Tenant (which expressly excludes any wiring and cabling servicing the Premises as of the date of this Lease) and, subject to the terms and conditions of Exhibit B, remove from the Premises all Tenant’s personal property and any Trade Fixtures and all Alterations that Landlord has elected to require Tenant to remove as provided in Section 6.1 - Tenant Improvements & Alterations, and repair any damage caused by such removal.  If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal.  Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord (in which event title to all such property described in Landlord’s notice shall be transferred to and vest in Landlord).  Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord’s removal, storage, retention, or disposition of any such property.  Upon expiration or termination of this Lease or of Tenant’s possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises.  Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.

19.2        Holding Over.  If Tenant (directly or through any Transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s continued possession shall be on the basis of a tenancy at the sufferance of Landlord.  No act or omission by Landlord, other than its specific written consent, shall constitute permission for Tenant to continue in possession of the Premises, and if such consent is given or declared to have been given by a court judgment, Landlord may terminate Tenant’s holdover tenancy at any time upon seven (7) days written notice.  In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant’s holding over shall be (a) during the first sixty (60) days of such holding over, one hundred fifty percent (150%) of the Base Rent payable in the last full month prior to the termination hereof, and (b) commencing as of the sixty-first (61st) day of such holding over, two hundred percent (200%) of the Base Rent payable in the last full month prior to the termination hereof.  Acceptance by Landlord of rent after such termination shall not constitute a renewal or extension of this Lease; and nothing contained in this provision shall be deemed to waive Landlord’s right of re-entry or any other right hereunder or at law.  Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant’s failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

20.          ENCUMBRANCES.

20.1        Subordination.  This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Project or any interest of Landlord therein which is now existing or hereafter executed or recorded (“Encumbrance”); provided, however, that such subordination shall only be effective, as to future Encumbrances, if the holder of the Encumbrance agrees in writing that this Lease shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise so long as Tenant is not in default under this Lease.  Provided the conditions of the preceding sentence are satisfied, Tenant shall execute and deliver to Landlord, within ten (10) days after written request therefor by Landlord and in a form reasonably requested by Landlord, and the holder of any Encumbrance, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance and the nondisturbance agreement of the holder of any such Encumbrance, which documents may include customary commercially reasonable terms, such as the agreement of Tenant to provide such holder notice and opportunity to cure any Landlord default under the Lease (including the opportunity to take possession of the Building as provided in the Encumbrance).  If the interest of Landlord in the Building is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance (including, without limitation, any judicial foreclosure or foreclosure by a power of sale in a deed of trust), Tenant shall, at the request of the new owner, immediately attorn to, and become the tenant of, the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease and, at such new owner’s request, shall execute a new lease confirming the lease terms of this Lease.  In furtherance of the foregoing, any such successor to the Landlord shall not be liable for any offsets, defenses, claims, counterclaims, liabilities or obligations of the “landlord” under the Lease accruing prior to the date that such new owner exercises its rights pursuant to the preceding sentence.

20.2        Mortgagee Protection.  Tenant agrees to give any holder of any Encumbrance covering any part of the Project (“Mortgagee”), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee.  If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

21.          ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

21.1        Estoppel Certificates.  If Tenant fails to deliver such certificate within ten (10) days after Landlord’s first written request therefor, Landlord may send a second request therefor which request shall include the following statement (which statement shall be in all caps, bolded, in sixteen (16) point font and in a conspicuous position on the request):  “TENANT MUST DELIVER THE REQUESTED ESTOPPEL CERTIFICATE WITHIN TEN (10) DAYS OF THIS REQUEST.  A CONTINUED FAILURE TO TIMELY DELIVER THE REQUESTED ESTOPPEL CERTIFICATE MAY CONSTITUTE AN EVENT OF DEFAULT UNDER THE LEASE.”  If Tenant thereafter fails to deliver such certificate within ten (10) days after Landlord’s second written request therefor, Landlord may send a third request therefor which request shall include the following statement (which statement shall be in all caps, bolded, in sixteen (16) point font and in a conspicuous position on the request):  “TENANT MUST DELIVER THE REQUESTED ESTOPPEL CERTIFICATE WITHIN TEN (10) DAYS OF THIS REQUEST.  IF TENANT FAILS TO DELIVER THE REQUESTED ESTOPPEL CERTIFICATE WITHIN TEN (10) DAYS OF THIS REQUEST, SUCH FAILURE WILL CONSTITUTE AN EVENT OF DEFAULT UNDER THE LEASE.”  If Tenant thereafter fails to deliver such certificate within ten (10) days after Landlord’s third written request therefor, Tenant shall be liable to Landlord for any damages incurred by Landlord including any profits or other benefits from any sale or financing of the Properties or any interest therein which are lost, diminished or impaired, or made unavailable as a result, directly or indirectly, of Tenant’s failure or refusal to timely execute or deliver such estoppel certificate.

21.2        Financial Statements. Within ten (10) Business Days after written request therefor, but not more than once a year, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet, a statement of profit and loss, and a statement of cash flows) of Tenant (and of each guarantor of Tenant’s obligations under this Lease) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant’s normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Mortgagee.  Notwithstanding the foregoing, so long as Tenant is a publicly traded company on an “over-the-counter” market or any recognized national securities exchange, the foregoing obligation to deliver financial information to Landlord shall not apply so long as Tenant’s current public annual report (in compliance with applicable securities laws) for such applicable year is available to Landlord in the public domain.

22.          NOTICES.  Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party’s address for notices set forth in the Basic Lease Information.  Any notice required pursuant to any Laws may be incorporated into, given concurrently with or given separately from any notice required under this Lease.  Notices shall be deemed to have been given and be effective on the earlier of (a) receipt (or refusal of delivery or receipt); or (b) one (1) day after acceptance by the independent service for delivery, if sent by independent messenger or courier service, or three (3) days after mailing if sent by mail in accordance with this Section.  Either party may change its address for notices hereunder, effective fifteen (15) days after notice to the other party complying with this Section.  If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

23.          ATTORNEYS’ FEES.  In the event of any dispute between Landlord and Tenant in any way related to this Lease, and whether involving contract and/or tort claims, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, “Fees”).  The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment.  The Fees shall be deemed an “actual pecuniary loss” within the meaning of Bankruptcy Code Section 365(b)(1)(B), and notwithstanding the foregoing, all Fees incurred by either party in any bankruptcy case filed by or against the other party, from and after the order for relief until this Lease is rejected or assumed in such bankruptcy case, will be “obligations of the debtor” as that phrase is used in Bankruptcy Code Section 365(d)(3).

24.          QUIET POSSESSION.  Subject to Tenant’s full and timely performance of all of Tenant’s obligations under this Lease and subject to the terms of this Lease, including Section 20 - Encumbrances, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.  Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to end or minimize unreasonable interference or disturbance by other tenants or third persons after Tenant has requested Landlord to do so in writing.  “Commercially reasonable efforts” of Landlord shall not include payment of money, commencing or participating in any litigation or other similar proceeding or incurring liability.

25.          SECURITY MEASURES.  Landlord may, but shall be under no obligation to, implement security measures for the Building, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption; provided, however, that such measures shall be implemented in a way as not to materially inconvenience tenants of the Building unreasonably.  If Landlord uses an access card system, Landlord may require Tenant to pay Landlord a deposit for each after-hours Building access card issued to Tenant, in the amount specified in the Basic Lease Information.  Tenant shall be responsible for any loss, theft or breakage of any such cards, which must be returned by Tenant to Landlord upon expiration or earlier termination of the Lease.  Landlord may retain the deposit for any card not so returned.  Landlord shall at all times have the right to change, alter or reduce any such security services or measures.  Tenant shall cooperate and comply with, and cause Tenant’s

Representatives and Visitors to cooperate and comply with, such security measures.  Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant’s use or enjoyment of the Premises.

26.          FORCE MAJEURE.  If Landlord is delayed, interrupted or prevented from performing any of its obligations under this Lease, including its obligations under the Construction Rider (if any), and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, terrorist act, labor dispute, unavailability of labor or materials or any other cause outside the reasonable control of Landlord, then the time for performance of the affected obligations of Landlord shall be extended for a period equivalent to the period of such delay, interruption or prevention.

27.          RULES AND REGULATIONS.  Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit C to the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord for all tenants of the Building, upon notice to Tenant thereof (collectively, the “Building Rules”).  Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person.

28.          LANDLORD’S LIABILITY.  The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Building at the time in question.  In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance.  Notwithstanding any other term or provision of this Lease, the liability of Landlord for Landlord’s breach of its obligations under this Lease is limited solely to (a) Landlord’s interest in the Project as the same may from time to time be encumbered, (b) any Rent prepaid by Tenant to Landlord, (c) proceeds received by Landlord from Landlord’s all risk insurance policy covering the Building following a fire or other casualty to the Premises or the Building, if Landlord materially misappropriates such proceeds, and either (i) such proceeds are not used for repair or restoration in accordance with the provisions of Section 12 of this Lease, or (ii) this Lease is not terminated in accordance with the provisions of Section 12 of this Lease, (d) Awards received by Landlord from Condemnation, if Landlord materially misappropriates such Award, and either (iii) the Award is not used for restoration in accordance with the provisions of Section 13 of this Lease, or (iv) this Lease is not terminated in accordance with the provisions of Section 13 of this Lease, and (e) subject to the provisions of Sections 4 and 37 and 38 of this Lease, Tenant’s Security Deposit or letter of credit given by Tenant to Landlord; and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord’s obligations or actions under this Lease.

29.          CONSENTS AND APPROVALS.

29.1        Determination in Good Faith.  Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent.  If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure.

29.2        No Liability Imposed on Landlord.  The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use.  Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Project, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

30.          WAIVER OF RIGHT TO JURY TRIAL.  To the extent permitted by applicable Laws, Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

31.          BROKERS.  Landlord shall pay the fee or commission of the broker or brokers identified in the Basic Lease Information (the “Broker”) in accordance with Landlord’s separate written agreement with the Broker, if any.  Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant’s behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Broker.  Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney’s fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant’s Representatives.

32.          RELOCATION OF PREMISES.  For the purpose of maintaining an economical and proper distribution of tenants acceptable to Landlord throughout the Building, Landlord shall have the one-time right during the Term to relocate the Premises within the Building, provided that (a) the rentable and usable area of the new Premises is neither less than ninety percent (90%), nor more than one hundred twenty percent (120%), of the rentable and usable area of the existing Premises, (b) if Tenant relocates into larger Premises under the provisions of this Section, then during the remainder of the initial Term the total Base Rent and Additional Rent shall not increase after such relocation for comparable dates as Tenant would otherwise pay in the existing Premises prior to such relocation, (c) Landlord shall pay the cost of providing tenant improvements in the new Premises, which shall be substantially comparable to those in the existing Premises, and (d) Landlord shall pay reasonable costs (to the extent such costs are submitted in writing to Landlord and approved in writing by Landlord prior to such move, which approval shall not be unreasonably withheld, conditioned or delayed) of (i) moving Tenant’s Trade Fixtures and personal property to the new Premises, (ii) relocating wiring and cabling to the new Premises, and (iii) new stationery and business cards to replace the then existing stock on hand in the Premises and which may be required by any change in address.  Landlord shall deliver to Tenant written notice of Landlord’s election to relocate the Premises, specifying the new location and the amount of rent payable therefor, at least sixty (60) days prior to the date the relocation is to be effective.

33.          ENTIRE AGREEMENT.  This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein.  Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Project or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.  The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

34.          MISCELLANEOUS.  This Lease may not be amended or modified except by a writing signed by Landlord and Tenant.  Subject to Section 14 - Assignment and Subletting and Section 28 - Landlord’s Liability, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives.  The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect.  The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances.  This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Building is located.  The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question.  When required by the context of this Lease, the singular includes the plural.  Wherever the term “including” is used in this Lease, it shall be interpreted as meaning “including, but not limited to” the matter or matters thereafter enumerated.  The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease.  If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several.  Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant.  Neither Landlord nor Tenant shall record this Lease.

35.          AUTHORITY.  If Tenant is a corporation, partnership, limited liability company or other form of business entity, each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease.  Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

TENANT:			LANDLORD:

DITECH NETWORKS, INC.,			ECI MONTAGUE LLC,
a Delaware corporation			a California limited liability company

By:	/s/ William J. Tamblyn		By:	Embarcadero Capital Investors LP,
	Name:	William J. Tamblyn		a Delaware limited partnership,
	Title:	EVP / CFO / PFO		its sole member

By:	/s/ Barbara Apkarian			By:	Embarcadero Capital Partners LLC,
	Name:	Barbara Apkarian			a Delaware limited liability company,
	Title:	VP Finance			its sole general partner

					By:	Hamilton Partners LP,
a California limited partnership,
manager

						By:	Hamilton Ventures Inc.,
a California corporation,
its sole general partner

							By:	/s/ John Hamilton
John Hamilton
President

(For corporate entities, signature by TWO corporate officers is required:  one by (x) the chairman of the board, the president, or any vice president; and the other by (y) the secretary, any assistant secretary, the chief financial officer, or any assistant treasurer.)

EXHIBIT A

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF DECEMBER 8, 2011

BETWEEN

ECI MONTAGUE LLC, AS LANDLORD,

AND

DITECH NETWORKS, INC., AS TENANT (“LEASE”)

THE PREMISES

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EXHIBIT A-1

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF DECEMBER 8, 2011

BETWEEN

ECI MONTAGUE LLC, AS LANDLORD,

AND

DITECH NETWORKS, INC., AS TENANT (“LEASE”)

LOCATION OF MONUMENT SIGN

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EXHIBIT B-1

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF DECEMBER 8, 2011

BETWEEN

ECI MONTAGUE LLC, AS LANDLORD,

AND

DITECH NETWORKS, INC., AS TENANT (“LEASE”)

CONSTRUCTION RIDER - LANDLORD IMPROVEMENTS

1.                                      Landlord Improvements.  Landlord shall with reasonable diligence through a contractor, and/or subcontractors, designated by Landlord perform the Work List (as defined below) items in the Premises as provided for in this Construction Rider — Landlord Improvements (“Landlord Improvements”).  Upon request by Landlord, Tenant shall designate in writing an individual authorized to act as Tenant’s Representative with respect to all approvals, directions and authorizations pursuant to this Construction Rider — Landlord Improvements.  Landlord shall have no obligation to perform any work to prepare the Premises for use or occupancy by Tenant except as expressly provided herein.  Landlord, at its sole cost and expense (subject to the terms and provisions of Section 1.1 below) shall perform improvements to the Premises in accordance with the following work list (the “Work List”) using Building standard methods, materials and finishes and as otherwise reasonably determined by Landlord.

WORK LIST

(a)                                 Paint the currently painted interior walls of the Premises with Building standard paint; and,

(b)                                 Replace the existing carpeting located within the Premises.

1.1.                            All other work and upgrades, subject to Landlord’s approval, shall be at Tenant’s sole cost and expense, plus any applicable state sales or use tax thereon, payable upon demand as Additional Rent.  Tenant shall be responsible for any Tenant Delay (defined below) in completion of the Landlord Improvements resulting from any such other work and upgrades requested or performed by Tenant.

1.2.                            Landlord’s supervision or performance of any work for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such work complies with applicable insurance requirements or that the improvements constructed will be adequate for Tenant’s use.

1.3.                            Construction.  Landlord shall proceed with reasonable diligence to cause the Landlord Improvements to be Substantially Completed on or prior to the Scheduled Commencement Date.  The Landlord Improvements shall be deemed to be “Substantially

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Completed” when they have been completed except for finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural “punch list”.  (The definition of Substantially Completed shall also define the terms “Substantial Completion” and “Substantially Complete.”)

Following Substantial Completion of the Landlord Improvements and before Tenant takes possession of the Premises (or as soon thereafter as may be reasonably practicable and in any event within thirty (30) days after Substantial Completion), Landlord and Tenant shall inspect the Premises and jointly prepare a “punch list” of agreed items of construction remaining to be completed.  Landlord shall complete the items set forth in the punch list as soon as reasonably possible.  Tenant shall cooperate with and accommodate Landlord and Landlord’s contractor in completing the items on the punch list.

1.4.                            Delays.  Tenant shall be responsible for, and shall pay to Landlord, any and all costs and expenses incurred by Landlord in connection with any delay in the commencement or completion of any Landlord Improvements and any increase in the cost of Landlord Improvements caused by (i) any delays in obtaining any items or materials constituting part of the Landlord Improvements requested by Tenant, (ii) the inclusion by Tenant in the Landlord Improvements of any materials, equipment, fixtures or other items in the nature of “long lead” items (including any items that are rare or not readily available, and any custom fabricated items), (iv) any Changes, or (iii) any other delay requested or caused by Tenant (collectively, “Tenant Delays”).

2.                                      Delivery of Premises.  Upon Substantial Completion of the Landlord Improvements, Landlord shall deliver possession of the Premises to Tenant.  If Landlord has not Substantially Completed the Landlord Improvements and tendered possession of the Premises to Tenant on or before the Commencement Date specified in Section 2 - Term; Possession of the Lease, or if Landlord is unable for any other reason to deliver possession of the Premises to Tenant on or before such date, neither Landlord nor its representatives shall be liable to Tenant for any damage resulting from the delay in completing such construction obligations and/or delivering possession to Tenant and the Lease shall remain in full force and effect.  If any delays in Substantially Completing the Tenant Improvements are attributable to Tenant Delays, then the Premises shall be deemed to have been Substantially Completed and delivered to Tenant on the date on which Landlord could have Substantially Completed the Premises and tendered the Premises to Tenant but for such Tenant Delays.  If Tenant fails to perform any of Tenant’s obligations under this Construction Rider within the time periods specified herein, Landlord may treat such failure of performance as an Event of Default under the Lease.

3.                                      Ownership of Landlord Improvements.  All Landlord Improvements, whether installed by Landlord or Tenant, shall become a part of the Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease.

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EXHIBIT B-2

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF DECEMBER 8, 2011

BETWEEN

ECI MONTAGUE LLC, AS LANDLORD,

AND

DITECH NETWORKS, INC., AS TENANT (“LEASE”)

CONSTRUCTION RIDER - TENANT IMPROVEMENTS

1.                                      Tenant Improvements.  Subject to Section 7.1 of the Lease, Tenant has inspected the Premises, found the Premises to be suitable for Tenant’s intended purposes, and agrees to take the Premises in their existing “AS IS” condition.

Tenant shall, with reasonable diligence through a contractor selected by Tenant (the “Contractor”) and approved by Landlord pursuant to the provisions of this Section 1, construct and install the improvements and fixtures provided for in this Construction Rider — Tenant Improvements (“Tenant Improvements”).  Tenant may elect to appoint an employee of Tenant with reasonable background and experience to act as Contractor hereunder; provided that Tenant shall inform Landlord of any such election and provide reasonable documented evidence of such person’s qualifications as Contractor and Landlord shall have the right to approve such person as Contractor, which approval shall not be unreasonably withheld.  Notwithstanding the foregoing, Tenant hereby approves of the following Contractors: (i) J&J Air Conditioning of San Jose for HVAC; (ii) Wolf Electric of Santa Clara for data, and (iii) RK electric of Fremont for electrical work.  At least ten (10) days prior to the date Tenant enters into any contract for construction of Tenant Improvements, Tenant shall submit to Landlord for Landlord’s prior approval, the name of the general contractor, and those subcontractors whose work affects the Building structure, the Building systems, or the roof of the Building, and such additional information on such contractors as Landlord may reasonably request.  Landlord shall have the reasonable right to review and approve or disapprove each contractor and subcontractor submitted by Tenant based upon such contractor’s or subcontractor’s qualifications, including (a) quality of work, (b) creditworthiness, (c) experience in general construction of tenant improvements, and in constructing improvements similar to the Tenant Improvements, and (d) references.  Landlord shall have the right to designate any subcontractor whose work affects the structure of the Building, the roof, any life safety systems, and any Building System.  The Contractor shall carry liability, and completed operations insurance in form and commercially reasonable amounts acceptable to Landlord (“Insurance Requirements”).  The Contractor shall deliver Contractor’s insurance certificates to Landlord at least five (5) days prior to commencing construction of the Tenant Improvements.

1.1.                            Plans.  The Tenant Improvements shall be constructed substantially as shown on a conceptual space plan (“Space Plan”) for the Premises to be prepared by a space planner (“Space Planner”) who is to be retained by Tenant as the space planner for the Premises.

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Landlord shall have the right to approve the Space Planner, which approval shall not be unreasonably withheld.  The Space Plan shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld.  The Space Plan which Landlord approves is herein called the “Approved Space Plan”.

The Space Planner will prepare and deliver to Landlord and Tenant detailed plans and specifications consistent with the Approved Space Plan and sufficient to permit the construction of the Tenant Improvements by the Contractor (“Construction Documents”).  Landlord shall approve or disapprove the Construction Documents by written notice to Tenant and the Space Planner within five (5) Business Days after receipt, specifying any changes or modifications Landlord desires in the Construction Documents.  Landlord shall not unreasonably require changes or modifications or withhold its approval of the Construction Documents; provided, however, Landlord may, in its sole and absolute discretion, require changes or modifications or withhold its approval of the Construction Documents if (1) the Tenant Improvements will affect the Building’s structure or the Building Systems, (2) any element of the Tenant Improvements fails to comply with any applicable Law, or (3) the cost of removing the Tenant Improvements at the end of the Term would be excessive in Landlord’s reasonable estimation.  The Space Planner will then revise the Construction Documents and resubmit them to Tenant and to Landlord for Landlord’s approval.  Landlord shall approve or disapprove the same within five (5) Business Days after receipt.  The revised Construction Documents, as approved by Landlord, is hereinafter referred to as the “Final Construction Documents”.  Tenant shall be responsible for the costs of all Construction Documents, which may be paid for out of the “Improvement Allowance” (as defined below).  In the event that Landlord fails to approve or disapprove any Construction Documents that are materially consistent with the Approved Space Plan within ten (10) Business Days following Tenant’s submission thereof the Landlord, such failure shall be deemed Landlord’s approval of the Construction Documents as the Final Construction Documents.  Without incurring additional costs, Landlord shall use good faith, commercially reasonable efforts to perform any such review of the Final Construction Documents in an efficient and expeditious manner.  Landlord shall at the time it consents to the final Construction Documents, inform Tenant of any portion of the Tenant Improvements that shall be required to be removed at the expiration or earlier termination of the Lease.  If Landlord fails to so inform Tenant which if any portion of the Tenant Improvements shall be required to be removed at the expiration or earlier termination of the Lease, Tenant shall not be required to remove the Tenant Improvements at the expiration or earlier termination of the Lease; provided, however, that notwithstanding the forgoing, in any event, regardless of whether Landlord informs Tenant at the time of approval of the Final Construction Documents, all cabling and wiring installed as a part of the Tenant Improvements shall be removed by Tenant at the expiration or earlier termination in accordance with the terms of the Lease.

1.2                               Governmentally-Required Changes.  Tenant acknowledges that, pursuant to all applicable Laws and regulations (including, without limitation, Title III of the Americans with Disabilities Act of 1990 and the Building Code of the City of San Jose, California), the construction of the Tenant Improvements in the Premises may result in additional governmentally-required alterations or improvements to the Premises or the Building.  If the proposed design and construction of the Tenant Improvements results in any such governmentally-required alterations or improvements being imposed as a condition to the

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issuance of applicable permits or approvals, then Tenant shall be solely responsible for all costs and expenses relating to such additional governmentally-required alterations and improvements provided, however, that if the performance of such governmentally-required alterations or improvements can be avoided by modifying the cost, design or manner of construction of the Tenant Improvements, then Tenant may elect to modify the Tenant Improvements in accordance with the provisions of this Tenant work letter (including, without limitation, Section 1.5 below).  Landlord shall notify Tenant of any such required alterations or improvements promptly after Landlord is notified of the same.

1.3.                            Construction.  Following approval by Landlord and Tenant of the Final Construction Documents, and the Contractor providing evidence of its Insurance Requirements, Tenant shall cause the Contractor to promptly commence and diligently proceed to cause the Tenant Improvements to be constructed in accordance with the Final Construction Documents, and Article 6 of the Lease.  Prior to commencement of construction, Tenant shall provide evidence satisfactory to Landlord that Tenant has obtained the insurance required to be maintained by Tenant pursuant to this Lease.  Tenant shall provide Landlord with at least five (5) days’ prior written notice of the date for its commencement of construction of the Tenant Improvements, in order to permit Landlord to post, file, and record such Notices of Nonresponsibility and other instruments as may be necessary to protect Landlord and its property from claims by contractors for construction costs that are to be paid by Tenant.  Tenant will obtain, comply with and keep in effect all consents, permits and approvals required by any governmental authorities (collectively, “Permits”) that relate to or are necessary for the lawful construction of the Tenant Improvements.  At the time Final Construction Documents are ready for submission to any governmental authorities for review in connection with the Permits, Landlord shall be notified in writing by Tenant.  Prior to applying for any of the Permits or submitting documentation in connection therewith, Tenant shall provide Landlord with the opportunity to review and approve any Permit applications Tenant intends to file.  Tenant shall further provide Landlord with any comments to any submitted plan documents made by any governmental authority immediately upon Tenant’s receipt of same (all of which comments shall be subject to the provisions of Section 1.4 below), and copies of all Permits required for construction of the Tenant Improvements upon issuance.  Tenant shall comply with all applicable Laws and with all recorded restrictions affecting the Project.  Landlord shall have the right to suspend any construction activity by Tenant that detracts from harmonious labor relations at the Project.

1.4.                            Cost of Tenant Improvements.

1.4.1                     (a)                                 Landlord shall contribute up to One Hundred Fifty Thousand Seven Hundred Sixty-Five and NO/100 Dollars ($150,765.00) (the “Improvement Allowance”) toward the cost of the design, construction and installation of the Tenant Improvements.

(b)                                 Tenant shall pay the balance, if any, of the total cost of the Tenant Improvements in excess of the Improvement Allowance (the “Additional Cost”).

1.4.2.                  Disbursement of Improvement Allowance.  Tenant may apply to Landlord for payment of the Improvement Allowance from time to time (but not more often than once per

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month) as the Tenant Improvements are performed.  Tenant’s application for payment shall be accompanied by documentary evidence as reasonably required by Landlord (including, at a minimum, copies of the invoices and conditional mechanics’ lien waivers for current billings and unconditional mechanics’ lien waivers within sixty (60) days of prior payments received from Landlord, as reasonably required by Landlord) of the costs incurred by Tenant for the design and construction of the Tenant Improvements; provided, however, Landlord shall retain an amount equal to ten percent (10%) of the Improvement Allowance payment applied for (the “Landlord Retention”), which Landlord Retention shall be released pursuant to the provisions of Section 1.4.3 below.  The balance of the Improvement Allowance shall be paid to Tenant upon substantial completion of the Tenant Improvements within ten (10) days after receipt of Tenant’s invoice therefor.  In no event shall Landlord be required to disburse more than the Improvement Allowance.  Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Improvement Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

1.4.3.                  Evidence of Completion.  Within thirty (30) days following substantial completion of the Tenant Improvements (which shall mean completion of the Tenant Improvements and receipt of permit sign-offs, subject only to correction of punch-list items that do not affect safe occupancy of the Premises), Tenant shall submit to Landlord:

(a)                                 A statement of Tenant’s final construction costs, together with receipted evidence showing payment thereof, reasonably satisfactory to Landlord, and, to the extent not previously delivered, fully executed and notarized unconditional lien releases in the form prescribed by law from Tenant’s contractors, copies of all detailed, final invoices from Tenant’s contractors and subcontractors relating to the Tenant Improvements.

(b)                                 All Permits and other documents issued by any governmental authority in connection with the approval and completion of the Tenant Improvements, and all evidence reasonably available showing compliance with all applicable Laws of any and all governmental authorities having jurisdiction over the Premises, including, without limitation, a certificate of occupancy or its equivalent such as duly signed-off job cards, and/or building permit sign-offs, and/or other appropriate authorization.

(c)                                  A valid certificate of substantial completion executed by the Space Planner confirming that the Tenant Improvements have been substantially completed in accordance with the Final Construction Documents, subject to punch-list items to be completed by Tenant’s Contractor.

(d)                                 Copies of all of Tenant’s contractors’ warranties.

(e)                                  A reproducible copy of the “as built” drawings of the Tenant Improvements.

(f)                                   Any other items reasonably requested by Landlord.

Within fifteen (15) days after receipt of all of the above, Landlord shall make its disbursement of the final ten percent (10%) of the Improvement Allowance (or so much of the Improvement Allowance that has not yet been paid by Landlord, but in no event to exceed,

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in the aggregate, the actual cost of the design and construction of the Tenant Improvements) to Tenant or Tenant’s contractors, as applicable, as required above.

1.4.4.                  Deadline on Use of Allowances.  Tenant shall have until June 30, 2012 to submit to Landlord a written request, with supporting documentation as required herein, for disbursement of the Improvement Allowance.  Tenant shall lose any portion of Improvement Allowance which Tenant has not requested be disbursed on or before June 30, 2012, in accordance with the requirements contained above.  Any portion of the Improvement Allowance not used in the design, construction and installation of the Tenant Improvements shall be retained by Landlord, and Tenant shall have no right to receive or apply toward Tenant’s rental obligations any portion of the Improvement Allowance not actually used.

1.5.                            Changes.  If Tenant desires any change, addition or alteration in or to any Final Construction Documents (“Changes”) Tenant shall cause the Space Planner to prepare additional Plans implementing such Change.  Tenant shall submit all proposed Changes to Landlord for Landlord’s prior written approval.  If Landlord fails to approve the Change within five (5) business days after receipt, then Landlord shall be deemed to have approved the Change.

2.                                      Ownership of Tenant Improvements.  All Tenant Improvements, whether installed by Landlord or Tenant, shall become a part of the Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease.

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EXHIBIT C

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF DECEMBER 8, 2011

BETWEEN

ECI MONTAGUE LLC, AS LANDLORD,

AND

DITECH NETWORKS, INC., AS TENANT (“LEASE”)

BUILDING RULES

The following Building Rules are additional provisions of the foregoing Lease to which they are attached.  The capitalized terms used herein have the same meanings as these terms are given in the Lease.  If there is a conflict between the Lease and these Building Rules, the terms of the Lease shall control.

1.                                      Use of Common Areas.  Tenant will not obstruct the halls, passages, exits, entrances, elevators or stairways of the Building (“Interior Common Areas”) or the Common Areas, and Tenant will not use the Interior Common Areas or the Common Areas for any purpose other than ingress and egress to and from the Premises.  The Interior Common Areas and the Common Areas are not open to the general public and Landlord reserves the right to control and prevent access to the Interior Common Areas and the Common Areas of any person whose presence, in Landlord’s opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants.

2.                                      No Access to Roof.  Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord.  Any such device installed without such written consent is subject to removal at Tenant’s expense without notice at any time.  In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys’ fees, arising from any activities of Tenant or of Tenant’s Representatives on the roof of the Building.

3.                                      Signage.  No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord which consent may be withheld in Landlord’s sole discretion.  Landlord may, at its election and at any time, adopt and furnish Tenant with general guidelines relating to signs in or on the Building.  All signage approved by Landlord shall be inscribed, painted or affixed in a professional manner and at Tenant’s sole cost and expense and by a contractor approved in advance and in writing by Landlord.

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4.                                      Prohibited Uses.  The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public.  Tenant will not permit any food preparation on the Premises except that Tenant may use Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations and provided that such activity does not generate odors outside of the Premises.

5.                                      Janitorial Services.  Tenant will not employ any person for the purpose of cleaning the Premises or permit any person to enter the Building for such purpose except with Landlord’s prior written consent, which approval shall not be unreasonably withheld.  Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant’s carelessness in or indifference to the preservation of good order and cleanliness in the Premises.  Tenant shall provide janitorial service to the Premises and, notwithstanding anything to the contrary contained in the Lease, Landlord shall have no obligation to provide janitorial service to the Premises.

6.                                      Keys and Locks.  Landlord will furnish Tenant, free of charge, two master keys to the exterior doors of the Premises.  Landlord may make a reasonable charge for any additional or replacement keys.  Tenant will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Building without the prior written consent of Landlord and, in any event, Tenant will provide Landlord with a key for any such lock.  On the termination of the Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant.

7.                                      Freight.  Upon not less than twenty-four hours prior notice to Landlord, which notice may be oral, an elevator will be made available for Tenant’s use for transportation of freight, subject to such scheduling as Landlord in its discretion deems appropriate.  Tenant shall not transport freight in loads exceeding the weight limitations of such elevator.  Landlord reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building, and no property will be received in the Building or carried up or down the freight elevator or stairs except during such hours and along such routes and by such persons as may be designated by Landlord.  Landlord reserves the right to require that heavy objects will stand on wood strips of such length and thickness as is necessary to properly distribute the weight.  Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

8.                                      Nuisances and Dangerous Substances.  Tenant will not conduct itself or permit Tenant’s Representatives or Visitors to conduct themselves, in the Premises or anywhere on or in the Project in a manner which is offensive or unduly annoying to any other Tenant or Landlord’s property managers.  Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Building.  Tenant will not use or keep in the Premises or the Project any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of office equipment, or, without Landlord’s prior written

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approval, use any method of heating or air conditioning other than that supplied by Landlord.  Tenant will not use or keep any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein.  Tenant will not bring or keep any animals in or about the Premises or the Project.

9.                                      Building Name and Address.  Without Landlord’s prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

10.                               Building Directory.  [Intentionally Deleted].

11.                               Window Coverings.  No curtains, draperies, blinds, shutters, shades, awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord, and Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior of the Building.

12.                               Floor Coverings.  Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord.  Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees.

13.                               Wiring and Cabling Installations.  Landlord will direct Tenant’s electricians and other vendors as to where and how data, telephone, and electrical wires and cables are to be installed.  No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord.  The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

14.                               Office Closing Procedures.  Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage.  Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant’s carelessness in this regard or violation of this rule.  Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

15.                               Plumbing Facilities.  The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein.  Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.

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16.                               Use of Hand Trucks.  Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve.

17.                               Refuse.  Tenant shall store all Tenant’s trash and garbage within the Premises or in other facilities designated By Landlord for such purpose.  Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal.  All trash and garbage removal shall be made in accordance with directions issued from time to time by Landlord, only through such Common Areas provided for such purposes and at such times as Landlord may designate.  Tenant shall comply with the requirements of any recycling program adopted by Landlord for the Building.

18.                               Soliciting.  Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

19.                               Parking.  Tenant will use, and cause Tenant’s Representatives and Visitors to use, any parking spaces to which Tenant is entitled under the Lease in a manner consistent with Landlord’s directional signs and markings in the Parking Facility.  Specifically, but without limitation, Tenant will not park, or permit Tenant’s Representatives or Visitors to park, in a manner that impedes access to and from the Building or the Parking Facility or that violates space reservations for handicapped drivers registered as such with the California Department of Motor Vehicles.  Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the Parking Facility, including but not limited to towing services, and Landlord will not be liable for any damage to vehicles towed as a result of non-compliance with such parking regulations.

20.                               Fire, Security and Safety Regulations.  Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

21.                               Responsibility for Theft.  Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

22.                               Sales and Auctions.  Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Project, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

23.                               Waiver of Rules.  Landlord may waive any one or more of these Building Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

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24.                               Effect on Lease.  These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.  Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 15.1 - “Events of Default”.

25.                               Non-Discriminatory Enforcement.  Subject to the provisions of the Lease (and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to enforce these Building Rules in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant’s sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant).

26.                               Additional and Amended Rules.  Landlord reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

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EXHIBIT D

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF DECEMBER 8, 2011

BETWEEN

ECI MONTAGUE LLC, AS LANDLORD,

AND

DITECH NETWORKS, INC., AS TENANT (“LEASE”)

ADDITIONAL PROVISIONS RIDER

36.                               PARKING.

(a)                                 Tenant’s Parking Rights.  Landlord shall provide Tenant free of charge during the initial Term, on an unassigned and non-exclusive basis, for use by Tenant and Tenant’s Representatives and Visitors, at the users’ sole risk, 3.5 parking spaces in the Parking Facility for each one thousand (1,000) rentable square feet of space leased to Tenant, which as of the date of this Lease is seventy (70) parking spaces in the Parking Facility.  The parking spaces to be made available to Tenant hereunder may contain a reasonable mix of spaces for compact cars and up to ten percent (10%) of the unassigned spaces may also be designated by Landlord as Building visitors’ parking.

(b)                                 Availability of Parking Spaces.  Landlord shall take reasonable actions to ensure the availability of the parking spaces leased by Tenant, but Landlord does not guarantee the availability of those spaces at all times against the actions of other tenants of the Building and users of the Parking Facility.  Access to the Parking Facility may, at Landlord’s option, be regulated by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord.  Landlord retains the right to revoke the parking privileges of any user of the Parking Facility who violates the rules and regulations governing use of the Parking Facility (and Tenant shall be responsible for causing any employee of Tenant or other person using parking spaces allocated to Tenant to comply with all parking rules and regulations).

(c)                                  Assignment and Subletting.  Notwithstanding any other provision of the Lease to the contrary, Tenant shall not assign its rights to the parking spaces or any interest therein, or sublease or otherwise allow the use of all or any part of the parking spaces to or by any other person, except (i) to a Transferee, or (ii) with Landlord’s prior written consent, which may be granted or withheld by Landlord in its sole discretion.  In the event of any separate assignment or sublease of parking space rights that is approved by Landlord, Landlord shall be entitled to receive, as additional Rent hereunder, one hundred percent (100%) of any profit received by Tenant in connection with such assignment or sublease.

(d)                                 Condemnation, Damage or Destruction.  In the event the Parking Facility is the subject of a Condemnation, or is damaged or destroyed, and this Lease is not terminated, and if in such event the available number of parking spaces in the Parking Facility is permanently

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reduced, then Tenant’s rights to use parking spaces hereunder may, at the election of Landlord, thereafter be reduced in proportion to the reduction of the total number of parking spaces in the Parking Facility.  In such event, Landlord reserves the right to reduce the number of parking spaces to which Tenant is entitled or to relocate some or all of the parking spaces to which Tenant is entitled to other areas in the Parking Facility.

37.                               SIGNAGE.  Tenant shall install, at Tenant’s sole cost and expense, the initial signage for Tenant on the entry door to the Premises and not on any surface of the Building.  Such signage (and any replacement or modification thereof) shall consist of Building standard materials and shall be consistent with entry signage installed by other tenants of the Building.  Any required maintenance, repair or changes (which changes shall be subject to Landlord’s prior written approval) to such signage shall be performed by Tenant at its sole cost and expense.  At Landlord’s option, upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove any such signage and repair any damage to the Building caused by such signage.

38.                               MONUMENT SIGN.

Provided that Tenant leases and is in actual occupancy of at least 20,000 rentable square feet in the Building, then Tenant shall, at Tenant’s sole cost and expense, be entitled to place an unlighted sign (“Tenant’s Sign”) identifying Tenant’s name and business on fifty percent (50%) of the existing non-exclusive monument located on Montague Expressway (“Monument”) as shown on Exhibit A-1, subject to the conditions of this Article 38.  Tenant’s Sign shall be (a) non-exclusive on the Monument, (b) subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, as to the size, location, material and color, and all other aspects of Tenant’s Sign (including the position of Tenant’s Sign on the Monument), (c) subject to all applicable ordinances, regulations and the prior approval of all applicable governmental authorities, including the City of San Jose, California, (d) only be installed after Tenant obtains all necessary permits and approvals from the applicable authorities, and (e) be installed and maintained in good condition at Tenant’s sole cost and expense (including, without limitation, the cost of obtaining all permits and other governmental approval).  Throughout the Term of this Lease Tenant shall not make any change or changes to Tenant’s Sign without the prior written consent of Landlord.  Upon the expiration or termination of this Lease, Tenant shall remove Tenant’s Sign at Tenant’s sole cost and expense, and repair all damage resulting from such removal.  If Tenant fails to remove Tenant’s Sign within fifteen (15) days of the expiration or termination of this Lease, then Landlord shall have the right to do so at Tenant’s expense, and Tenant agrees to pay to Landlord the costs of such removal and any repairs to the Monument within thirty (30) days after Landlord invoices Tenant therefor.

39.                               EARLY EXPIRATION OPTION.

39.1                        Tenant shall have the right to accelerate the Expiration Date (“Expiration Option”) of the Lease, with respect to the entire Premises only, from the expiration of the sixty-third (63rd) full calendar month of the Term to the expiration of the thirty-first (31st) full calendar month of the Term (the “Accelerated Expiration Date”), if:

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39.1.1              There is no default by Tenant under the Lease at the date Tenant provides Landlord with an Expiration Notice (hereinafter defined); and

39.1.2              No part of the Premises is sublet for a term extending past the Accelerated Expiration Date; and

39.1.3              The Lease has not been assigned; and

39.1.4              Landlord receives a notice of termination (“Expiration Notice”) not less than six (6) full calendar months prior to the Accelerated Expiration Date.

39.2                        If Tenant exercises its Expiration Option, concurrent with Tenant’s delivery to Landlord of Tenant’s Expiration Notice, Tenant shall pay to Landlord the sum of an amount equal to the unamortized portion of all of the following: (a) any leasing commissions and legal fees, (b) the Abated Base Rent, and (c) the Improvement Allowance (collectively, the “Expiration Fee”) as a fee in connection with the acceleration of the Expiration Date and not as a penalty.  Tenant shall remain liable for all Base Rent, Tenant’s Share of Operating Costs and Taxes, Additional Rent and all other sums due under the Lease up to and including the Accelerated Expiration Date even though billings for such may occur subsequent to the Accelerated Expiration Date.  The “unamortized portion” of any of the foregoing shall be determined using an interest rate of eight percent (8%) per annum.

39.3                        If Tenant, subsequent to providing Landlord with an Expiration Notice, defaults in any of the provisions of the Lease (including, without limitation, a failure to pay the Expiration Fee due hereunder), Landlord, at its option, may (i) declare Tenant’s exercise of the Expiration Option to be null and void, and any Expiration Fee paid to Landlord shall be returned to Tenant, after first applying such Expiration Fee against any past due Rent under the Lease, or (ii) continue to honor Tenant’s exercise of its Expiration Option, in which case, Tenant shall remain liable for the payment of the Expiration Fee and for all Base Rent, Tenant’s Share of Operating Costs and Taxes, Additional Rent and other sums due under the Lease up to and including the Accelerated Expiration Date even though billings for such may occur subsequent to the Accelerated Expiration Date.  Further, in the event that Landlord shall declare Tenant’s exercise of the Expiration Option to be null and void as provided in clause (i) above, Tenant shall protect, indemnify and hold Landlord and the Landlord Parties harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of such nullification of Tenant’s Expiration Option, including, without limitation, any claims by any potential replacement tenants for the Premises with whom Landlord has entered into a lease or other similar agreement.

39.4                        As of the date Tenant provides Landlord with an Expiration Notice, any unexercised rights or options of Tenant to renew the Term of the Lease or to expand the Premises (whether expansion options, rights of first or second refusal, rights of first or second offer, or other similar rights), and any outstanding tenant improvement allowance not claimed and properly utilized by Tenant in accordance with the Lease as of such date, shall immediately be deemed terminated and no longer available or of any further force or effect.

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40.                               FURNITURE.  Tenant shall have the right to use the furniture listed on Exhibit E (the “Furniture”) during the Term, at no additional cost except as hereinafter provided.  Tenant agrees that the Furniture is in its “as is” condition and in good order and satisfactory condition, and that there are no representations or warranties by Landlord regarding the suitability for Tenant’s use, the condition or any other matter relating to the Furniture.  Tenant, at its sole cost and expense, shall maintain the Furniture in the same condition and repair received (reasonable wear and tear excepted) during the Term and in accordance with the conditions and requirements described in any warranties issued by the manufacturer of the Furniture and delivered to Tenant.  In the event of any damage to the Furniture, Tenant shall provide written notice to Landlord of such damage and Tenant shall make any and all repairs that are necessary at Tenant’s sole cost and expense.  If Tenant fails to make any repairs to the Furniture for more than fifteen (15) days after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to ten percent (10%) of the cost of the repairs.  At all times during the Term, Tenant shall cause the Furniture to be insured pursuant to the provisions of Section 11-Insurance of the Lease.  Tenant agrees that notwithstanding anything to the contrary contained in the Lease, the Furniture is owned by Landlord and, upon the expiration or earlier termination of the Lease, all Furniture shall be returned to Landlord in the same condition as of the date of the Lease, reasonable wear and tear excepted.

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EXHIBIT E

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF DECEMBER 8, 2011

BETWEEN

ECI MONTAGUE LLC, AS LANDLORD,

AND

DITECH NETWORKS, INC., AS TENANT (“LEASE”)

LIST OF FURNITURE

59 cubicles

57 chairs

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EXHIBIT F

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF DECEMBER 8, 2011

BETWEEN

ECI MONTAGUE LLC, AS LANDLORD,

AND

DITECH NETWORKS, INC., AS TENANT (“LEASE”)

APPROVED HAZARDOUS MATERIALS

Isopropel alcohol – up to 2 gallons
Acetone  - up to 2 gallons
Bonding agents - 10 oz tubes
Soldering cleaners - 10 oz tubes
Glues -  6 oz tubes

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